Exhibit 4.36

BF—2005—0117	Contract No.:

Beijing Commodity Housing Presale

Contract

(Non-residential properties including

commercial/office houses)

Seller:  Beijing Jingkai-Gongda Investment Management Co., Ltd.

Buyer:  Tarena Software Technology (Hangzhou) Co., Ltd.

Beijing Municipal Housing and Urban Construction Committee

Beijing Municipal Industrial and Commercial Administration Bureau

Revised in Oct. 2010

Printed on    Day    Month   Year

1

 Instructions

1. This contract is a model contract formulated jointly by the Beijing Municipal Construction Committee and the Beijing Municipal Industrial and Commercial Administration Bureau.

2. Before signing of the presale contract, the Seller shall show the Buyer the presale license of commodity housing and other related certificates and certifying documents.

3. The contracting parties shall conclude the contract on the basis of the principle of free will, fairness and good faith and honesty, and neither party may impose its will on the other party. The two parties may alter, supplement or delete contents of the articles of this contract text. After this contract comes into force, the printed contents of this text without alteration are to be deemed as stipulation made by the parties

4. Before execution of the commodity housing presale contract, the Buyer shall review the articles of the contract prudently, especially those alternative, supplementary contents and those filled or altered contents.

5. In order to present the principles of free will of contracting parties, there are blanks following some articles of this contract text, left for supplementary stipulation made by both parties separately. For any matters not covered or not stipulated sufficiently in this contract, the Seller and the Buyer may conclude supplementary agreements on a fair and reasonable basis and in light of the specific conditions of the sold housing, or make supplementary stipulations in the blanks following relevant articles.

6. With respect to the alternative contents in [ ] and the contents to be filled in blanks in this contract text, and other contents to be deleted or supplemented, the contracting parties shall make determination through negotiation. To select the items in [ ], please make a √. If any content does not refer to the actual case or the parties do not make stipulation, the parties shall delete such content by making a × in the blanks.

7. If any dispute arises between the two parties from the performance of this contract, they may either lodge a lawsuit to the people’s court of the place where the property is located, or apply to relevant arbitration commission for arbitration. If the parties select arbitration, they may apply to the Beijing Arbitration Commission, the China International Economic and Trade Arbitration Commission, or those arbitration commissions of places beyond Beijing.

8. The contracting parties may determine the number of original copies of this contract in light of the actual conditions, and must check the copies prudently so as to ensure that the contents in every copy are identical. Under any circumstance, the buyer shall hold at least one original copy of this contract.

2

Beijing Commodity Housing Presale

Contract

(Non-residential properties including commercial/office houses)

Seller:  Beijing  Jingkai-Gongda Investment Management Co., Ltd.

Address: 4/F Building 2, Unit A, No. 1 Disheng Northern Street, Beijing Economic-Technological Development Area, Beijing, China

Postal Code:  100176

Registration number of Business License: 110302003481318

Enterprise qualification certificate No.: JK-A-3352

Legal Representative:  Zhou Shiyi       Tel.:  67862520

Entrusted Agent:                     Tel.:

Entrusted Sales Agency: Beijing Jingkai-Yicheng Investment Consultant Co., Ltd.

Address: 1/F Building 2, Unit A, No. 1 Disheng Northern Street, Beijing Economic-Technological Development Area, Beijing, China

Postal Code:

Registration number of Business License:  110302012140425

Buyer: Tarena Software Technology (Hangzhou) Co., Ltd.

[Legal Representative] [Principal]: Han Shaoyun  Nationality:   China

Registration number of Business License: 330100400045853

Date of birth:                            , Gender:

Address: 1/F Unit A of Shixun Building, No. 65 Kejiyuan Rd., Baiyang Subdistrict, Hangzhou Economic & Technological Development Area, Hangzhou, China

Postal Code:                    Tel.:

[Legal representative] [Authorized agent]Nationality:

[ID Card No.] [Passport No.] [ ]:

Date of birth:                            , Gender:

Address:

Postal Code:                    Tel.:

3

In accordance with the Contract Law of the People’s Republic of China, the Law of the People’s Republic of China on Administration of Urban Real Estate, the Measures on the Administration of Urban Real Estate Transfer in Beijing and other relevant laws and regulations, the Seller and the Buyer, on the basis of equality, voluntariness and fairness and through negotiations, do hereby agree as follows with respect to the purchase and sale of commercial house:

Article 1 Reference for Project Construction

The Seller has obtained the state-owned land use right of the plot located at D1F1 of the Beijing Economic-Technological Development Area through transfer of land use right and acquired the Certificate of Real Estate Title through legal registration of the use right. The number of the certificate is: No. 00008 (2015 Chu) and the land area is: 54,928.2 square meters, and the purpose of the land where the commodity house purchased by the Buyer  (hereinafter refers to as “the Commodity House”) is located is for _F2 public mixed-use residentials; the term for land use will start on Dec.12, 2011 and end on Dec.11, 2061. The number of Contract for State-Owned Construction Land Use Right Assignment: No. 32 JJGTCR[H]Z(2011). The purpose of the land where the Commodity House is located is for composite, commercial, residential types, and the term for land use right assignment starts on Dec.12, 2011 and end on Dec. 11, 2061.

Upon approval, the Seller has invested to build the commodity housing on the said land lot mentioned above, with a temporary name of Beijing Jiangkai One Center, the Construction Engineering Planning Permit number of No. 0032 [2014 G(K)JZ] , and the Construction Engineering Working License number of No. 0050 [2014]S[J]JZ; the starting date of the construction stipulated in the Contract shall be Jul. 16, 2014 and the completion date will be Feb. 21, 2016.

Article 2 Reference for Sales

The commodity housing has been approved to be qualified for presale by the Economic and Technological Development Zone Branch of Beijing Municipal Bureau of Land and Resources, with the Presale License number of No. 4 JFSZZ (2016)K.

Article 3 Basic Information

The architectural structure of main building where the Commodity Houses are located is: reinforced concrete structure; and the building consists of 10 storeys, including an over-ground part of 9_ floors and an underground of 1 floor.

The commodity housing refers to No.____ Unit____ Floor____ Building [B7] mentioned in the item of Article 1. The room number as a  [Approval Number] [Temporary Number] now will be subject to the final number approved by the Administration Department of Public Security; References can be made to Annex 1 for the housing plan and location plan in the whole building.

The purpose of this commodity housing is to be office house: the floor height of the Commodity House is     meters, [net height of the slope roof] the minimum height:  X meters, the maximum height:  X meters. The orientation of the commodity housing is:   X ; there are  X  balconies, of which   X  enclosed balconies and  X  unclosed balconies.

4

The Seller entrusts a mapping institution of Beijing Jingheng Real Surveying Technology Co., Ltd to predict that the building area of the Commodity House is 8,169.39 square meters totally, which includes 6884.32 square meters of interior building area and 1285.07 square meters of public share building area. References can be made to Annex 2 for the introduction of the public share building area.

When both parties sign the Contract, the construction progress status of the commodity housing building is      .

The floor height mentioned in this article refers to the vertical distance between an upper floor and a lower floor or between the floor and the ground. The net height refers to the vertical distance between a floor and the soffit of the upper floor or between the ground and the underside of the suspended ceiling.

Article 4 Reference for Mortgage

The mortgage condition of this House is: 2, 3.

1. The land use right shared by this House and the construction in progress are not set to mortgage.

2. The land use right shared by this House has been set to mortgage, with the mortgagee of the Beijing Economic and Technological Development Zone Branch of Industrial & Commercial Bank of China Ltd. at the mortgage registration department of the Housing and Land Administration Bureau of Beijing Economic and Technological Development Zone on the date of Apr. 20, 2015.

3. The construction in progress of this House has been set to mortgage, with the mortgagee of the Beijing Economic and Technological Development Zone Branch of Industrial & Commercial Bank of China Ltd. at the mortgage registration department of the Housing and Land Administration Bureau of Beijing Economic and Technological Development Zone on the date of Apr. 20, 2015.

The presale certificate of this House and other covering mortgage approved by the mortgagee refers to Annex 3.

Article 5 Pricing Mode and Purchase Price

As for commodity houses except for single-family villas, entire buildings, garage (carport) , the Seller and the Buyer shall agree to calculate the price of the Commodity House according to the 1st method below.

If the Commodity House type is [single-family villa], [entire building], [garage] or [carport], the Seller and the Buyer shall agree to calculate the price of the Commodity House according to the 1st method below.

1. According to the interior building area, the Commodity House can be priced to be  ___X__ Yuan per square meter, with the total price of RMB ONE HUNDRED AND EIGHTEEN MILLION THREE HUNDRED THOUSAND Yuan ONLY .

2. According to the building area, the Commodity House can be priced to be ___ ____ ____ __RMB Yuan per square meter, with the total price of RMB ___ BILLION _____ HUNDRED ______ MILLION __ _____ HUNDRED AND __   ___ THOUSAND _____ HUNDRED ______ Yuan ONLY.

3. According to the suite (unit), the total price of the Commodity House can be priced to be _________X__ BILLION __X___ HUNDRED ___X____ MILLION __ X______ HUNDRED AND __ X  ___ THOUSAND __X____ HUNDRED ___X_____ Yuan ONLY.

4. According to ___ X___, the total price of the Commodity House can be priced to be  BILLION __X___ HUNDRED ___X____ MILLION __ X______ HUNDRED AND __ X  ___ THOUSAND __X____ HUNDRED ___X_____ Yuan ONLY.

5

For the detailed agreement on terms of pricing and cost, see the Annex 4.

The building area in this article refers to the horizontal projected area of each floor above the outside wall plinth of a permanent building with the floor height of over 2.20 meters (including 2.20 meters), including balconies, overhanging corridors, basements, and exterior stairs and so on, which is also roof covered and stably constructed.

The interior building area refers to the usable area, wall covering and balcony areas in total inside each unit of the commodity house.

Article 6 Payment Term and Deadline

The Buyer shall pay for the Commodity House by the following 1st method

1. Lump-sum settlement.

2. Installment payment

3. Credit payment: [commercial loan] The Buyer can pay ___/___ % of the total price of the Commodity House as down payment, and then pay the balance by credit from [    /   ].

4. Other methods.

References can be made to Annex 4 for the agreement on the detailed payment terms and deadline.

Article 7 Supervision and Management on Presale Funds

According to the provisions of the Interim Measures of Beijing on Supervision and Management of Pre-sale Funds for Commodity Houses, the pre-sale funds of the Commodity House shall be supervised by the bank: Beijing Economic and Technological Development Zone Branch of ICBC, with the special account name of Beijing Jingkai-Gongda Investment Management Co., Ltd (One Center) and the special account number: 0200059029200318384. When the commodity house is pre-sold, the Buyer shall deposit the house purchase price directly into the special account. In case the Buyer applies for a mortgage, the Seller shall provide the special account for receiving the loan.

Article 8 The Seller shall guarantee that the Commodity House for sale is not involved in any dispute of ownership. In case of the inability to handle ownership registration or occurrence of credit and debt disputes, the seller shall undertake all the responsibilities.

Article 9 Agreements on Planning Alteration

The Seller shall build the Commodity House according to the conditions stipulated in the Construction Planning Permit approved and issued by the Planning Administration Department and cannot alter the planning without authorization.

If the Seller wants to alter the conditions stipulated in the Construction Planning Permit, the Seller should obtain the agreement of the affected buyers in writing, as well as the approval of the Planning Administration Department. For the losses of the buyer’s interests caused by the planning alteration, the Seller should provide the corresponding compensation.

Article 10 Agreements on Design Alteration

I. With the approval of the design inspection unit entrusted by the Planning Administration Department, The following alterations on the construction design documents which will affect the quality and use functions of the Commodity House, the seller should inform the buyer by written notice within 10 days after the approval of the design inspection unit.

1. The construction, layout, space dimension and orientation of the Commodity House;

6

2. Heating methods.

If the seller doesn’t inform the buyer within the stipulated time, the buyer has the right to cancel the order.

II. The buyer should reply in written whether to cancel the order or not within 15 days after receiving the notice. If the buyer doesn’t give any reply within 15 days after receiving the notice, it will be deemed that the purchaser accepts the alterations.

III. If the Buyer wants to refund the house, the Buyer shall, within 30 days after effectively delivering the Refund Notice to the Seller, sign all documents necessary to cancel the pre-sale contract (including but not limited to the written agreement to cancel this contract, and the Power of Attorney necessary for undergoing formalities to cancel the registration of this pre-sale contract).  The seller shall, within 30 days after the above documents necessary to cancel the pre-sale contract take effect, refund the paid house purchase price to the Buyer, and shall pay an interest at the demand deposit interest rate specified by the People's Bank of China for the same period.

If the Buyer does not refund the house, the Buyer shall separately enter into a supplementary agreement with the Seller within 30 days after receiving the written notice from the Seller. If the Buyer neither undergoes formalities to cancel the pre-sale contract nor enters into a supplementary agreement with the Seller within the above said time period, it shall be deemed that the Buyer accepts the changed plan and design, and agrees to carry out acceptance examination and take-over of the house as scheduled.

Article 11 Purchaser’s Responsibility for Breach of Contract Due to Overdue Payment

If the Buyer fails to make the payment in the stipulated time, the 1st method will be complied with:

1. Handle separately according to the overdue period, ((1) and (2) are not cumulative)

(1) If the overdue period is less than 30 days, the Buyer shall pay 0.006 percent of the overdue payment per day within 7 days after the actual payment date to the Seller as a penalty from the second day after the payment deadline stipulated in this contract to the actual payment date, and the contract continues to be effective.

(2) If the overdue period is over 30 days (this date shall be the same as the date mentioned in Item (1), the Seller has the right to terminate the contract. If the Seller terminates the contract, the Buyer shall pay 3 percent of the accumulative payables to the Seller as a penalty within_7_days after receiving the notification of terminating the contract, and the Seller shall return the total effected payment to the Buyer. If the Buyer is willing to continue performing the contract, the contract will continue to be effective with the approval of the Seller. From the second day after the payment deadline stipulated in this contract to the actual payment date, the purchaser shall pay 0.006 percent (This rate should be no less than the rate stipulated in the item (1)) of the overdue payment per day within 30 days after the actual payment date to the Seller as a penalty.

The overdue payment in this article refers to the balance between the due payable stipulated in Article Six of this contract and the actual payment in that term. If installment payment is adopted, the overdue payment shall be decided by the balance between the due installment and the actual payment in that term.

2._______________________________X____________________________

7

Article 12 Delivery Term

I. The seller shall deliver the Commodity House before the date of Jul. 31, 2016. However, in case of force majeure or the influence of national policy or government action, the above house delivery time shall postpone accordingly, provided that the seller shall promptly notify the special circumstances to the Buyer in writing after the occurrence of such circumstances.

II. When delivered, the Commodity House should meet the conditions of the following Items .

1. The Measured Area Report of the commodity House issued by a qualified real estate mapping organization;

2. The infrastructure conditions undertaken by the Seller in Article 13 should be met;

3. The Buyer shall have paid the full house purchase price agreed in this Contract to the Seller.

Article 13 Promise of the Seller on the Infrastructure and Other Facilities

The Seller promises that the infrastructure and other facilities directly related to the normal usage of this House should meet the following conditions by the appointed date:

1. Municipal infrastructure

(1) Water supply lines and sewers: shall meet the use requirements by Mar. 30, 2016

(2) Municipal two circuit feeding: shall meet the use requirements by Mar. 30, 2016;

(3) Heating: shall meet the use requirements by the date of Mar. 30, 2016;

(4) Gas: shall be available for use by     ×;

(5) Telephone: the ports shall be reserved in place by the date of Mar. 30, 2016, and will be reported for installation by customers;

(6) TV network: the ports shall be reserved in place by the date of Mar. 30, 2016 and will be reported for installation by customers;

If the above conditions haven’t been realized by the stipulated date, both parties can handle according to the following methods:

(1) It shall be handled according to the Seller's Responsibility for Breach of Contract Due to Overdue Delivery;

(2) __________________________________X_______________________.

2. Other facilities

(1) Public green spaces: shall be available for use by Jul. 30, 2016;

(2) Public roads: shall be available for use by Jul. 30, 2016;

(3) Public parking lots: shall be available for use by Jul. 30, 2016;.

If the above conditions haven’t been realized by the stipulated date, both parties shall agree to handle according to the following methods:

(1) It shall be handled according to the Seller's Responsibility for Breach of Contract Due to Overdue Delivery

(2) __________________________________X_______________________.

3. If the delivery time of municipal infrastructure and other facilities promised by the Seller is delayed due to force majeure or the influence of national policy or government action, such delivery time shall postpone accordingly.

8

Article 14 Seller’s Responsibility for Breach of Contract Due to Overdue Delivery

Except for the force majeure, if the Seller cannot deliver the Commodity House to the Buyer according to the deadline and conditions stipulated in Article 12 of this contract, the following Method 1 can be complied with:

1. Handle separately according to the overdue period, ((1) and (2) are not cumulative)

(1) If the overdue period is less than 30 days (the time should be no less than the time mentioned in Item (1) of Article 10), the Seller shall pay 0.006 percent (This rate should be no less than the rate stipulated in the item (1) of Article 10) of the effected payment per day within 7 days after the actual delivery date to the Buyer as a penalty from the second day after the delivery deadline stipulated in this contract to the actual delivery date, and the contract continues to be effective.

(2) If the overdue period is over 30 days (this date should be the same as the date mentioned in Item (1), the Buyer has the right to terminate the contract. If the Buyer cancels the order, the Seller shall return the total effected payment to the Buyer, as well as 3percent of the effected payment to the Buyer as a penalty, within_7_days after receiving the notification of cancelling the order. If the Buyer requires to continue performing the contract, the contract will continue to be effective. From the second day after the delivery deadline stipulated in this contract to the actual delivery date, the Seller shall pay 0.006 percent (This rate should be no less than the rate stipulated in the item (1)) of the effected payment per day within 7 days after the actual delivery date to the Buyer as a penalty.

2. If the delivery time of municipal infrastructure and other facilities promised by the Seller is delayed due to force majeure or the influence of national policy or government action, such delivery time shall postpone accordingly.

Article 15 Solutions on Area Discrepancy

When delivering the Commodity House, the Seller shall demonstrate the Commodity Housing Area Mapping Report issued by the entrusted qualified Real Estate Mapping organization, and provide the actual measured area of the Commodity House to the Buyer (Hereinafter refers to as the Measure Area). If there are any discrepancy between the Measure Area and the predicted area stated in Article 3, both parties will agree to handle in accordance with Method   1:

1. According to the agreement on the pricing mode of the interior building area in Article 5, both parties shall agree to handle in accordance with the following principles:

(1) If the absolute discrepancy rate of the interior building area is within 3% (including 3%), it can be settled the payment of the Commodity House according to the fact;

(2) If the absolute discrepancy rate of the interior building area exceeds 3%, the Buyer has the right to cancel the order.

If the Buyer cancels the order, the Seller must return the effected payment to the Buyer within 30 days after receiving the notification of canceling the order, and pay the corresponding interest rates according to the interest rate of individual housing loan issued by the People Bank of China in the corresponding period.

If the Buyer doesn’t cancel the order, when the Measured Area of the interior building area is larger than the predicted area with the discrepancy rate within 3% (including 3%), the Buyer shall pay for the extra area; while if the discrepancy rate exceeds 3%, the cost of the extra area will be borne by the Seller and the ownership belongs to the Buyer. When the Measured Area of the interior building area is smaller than the predicted area with the discrepancy rate within 3% (including 3%), the Seller shall return the cost of the less area to the Buyer; while if the discrepancy rate exceeds 3%, the Seller shall return twice more than the cost of the less area to the Buyer.

9

The absolute discrepancy rate of the interior building area =

The Measured Area – The Predicted Area
The Predicted Area	x100%

2. According to the agreement on the pricing mode of the interior building area in Article 5, both parties shall agree to handle in accordance with the following principles:

(1) If the absolute discrepancy rates of the building area and the interior building area both are within 3% (including 3%), it can be settled the payment of the Commodity House according to the fact;

(2) If either of the absolute discrepancy rates of the building area and the interior building area exceeds 3%, the Buyer has the right to cancel the order.

If the Buyer cancels the order, the Seller must return the effected payment to the Buyer within 30 days after receiving the notification of canceling the order, and pay the corresponding interest rates according to the interest rate of current deposit interest rate of the People's Bank of China_.

If the Buyer doesn’t cancel the order, when the Measured Area of the building area is larger than the predicted area with the discrepancy rate within 3% (including 3%), the Buyer shall pay for the extra area; while if the discrepancy rate exceeds 3%, the cost of the extra area will be borne by the Seller and the ownership belongs to the Buyer. When the Measured Area of the building area is smaller than the building area stipulated in the contract within 3% (including 3%), the Seller shall return the cost of the less area to the Buyer; while if the discrepancy rate exceeds 3%, the Seller shall return twice more than the cost of the less area to the Buyer.

The absolute discrepancy rate of the building area =

The Measured Area – The Predicted Area
The Predicted Area	x100%

3. Both parties can achieve the agreements by themselves:

_______________________________X_____________________________ ..

Article 16 Handling-over Procedure

I. Delivery of the House means that the Seller sends the Move-in Notice for delivery of the Commodity House after its acceptance by the construction surveying, design and engineering supervision institutions etc.

After the Commodity House meets the delivery conditions stipulated in Article 12, the Seller shall inform the Buyer in written within 7 days before the delivery date of the handling-over time and place, as well as the required credentials. In the acceptance of the handling-over, the Seller shall demonstrate the certifications stipulated in Article 12, as well as those certificating the Commodity House meet the other conditions stipulated in Article 12. If the Seller cannot demonstrate the certifications or the certifications are not complete, or the other conditions in Article 12 haven’t been met, the Seller has the right to accept the Commodity House; and the Seller shall take the responsibility for breach of contract due to overdue delivery, which will be handled according to Article 14.

10

If the Buyer finds any item needing repair during the process of receiving the house, the Buyer shall require the Seller to repair it according to the provisions of this Contract .However, Such item shall not constitute a reason for the Buyer to refuse or delay the house take-over formalities, or to ask the Seller to bear the liability for breach of contract for overdue delivery.

II. If the take-over formalities cannot be undergone on time due to the Buyer’s reason, the Seller shall not bear the liability for breach of contract for overdue delivery, and both parties agree to settle this in the following way:

If the Buyer fails to undergo the receiving formalities within the notified time period after the Buyer receives or shall receive the “Move-in Notice”  from the Seller, or fails to complete the receiving formalities within 30 days after receiving the notice, it shall be deemed that the Buyer has received this commodity house at the time and in the place as stipulated in the “Move-in Notice” and according to the delivery conditions agreed in this Contract. Any damage, loss and other risks of the commodity house shall be transferred to the Buyer from the time of house receiving stipulated in the Move-in Notice. Relevant costs of this commodity house, including all taxes and fees, property management fees, heating costs and other incidental expenses occurring from the receiving time stipulated in the Move-in Notice shall all be borne by the Buyer. The Buyer shall bear the loss or additional costs sustained by the Seller due to the Buyer delaying in undergoing the receiving formalities. If the Buyer fails to undergo or complete the receiving formalities more than one year overdue, the Seller shall have the right to cancel this Contract, take back the commodity house and dispose of it otherwise. The Buyer shall support the Seller in undergoing relevant formalities to cancel the Contract. The Seller shall refund the remaining house purchase price paid by the Buyer after deducting all relevant costs which shall be borne by the Buyer according to this Contract as well as liquidated damages equal to 3% of the total purchase price. In addition, the Buyer shall also compensate the Seller for all losses arising herefrom.

III. Both parties shall agree to pay the taxes according to the following Methods 1, 2:

1.  The Buyer shall agree to entrust the Seller to pay the following taxes of (5), and entrust the property service enterprise to collect the 3rd of the following fees on behalf of it, and pay the aforesaid taxes to the Seller and the property service enterprise while receiving the commodity house.

(1) Special housing maintenance funds;

(2) Contract tax;

(3) Heating fees

(4) Stamp tax of the Title Certificate;

(5) Other relevant fees for handling house acceptance

2. The Buyer shall pay the following taxes of (2) and (4) to the related departments and show the vouchers to the Seller when accepting the Commodity House.

(1) Special housing maintenance funds;

(2) Contract tax;

(3) Heating fees

(4) Stamp tax of the Title Certificate;

(5) Other relevant fees for handling house acceptance

11

Article 17 Agreement on the Quality, Ornament and Facility Standard of the House

I. The Seller shall promise that the building materials and the components of the House are qualified and the House quality meet the requirements of the construction quality specifications and standards issued by the state and Beijing Municipal Government and the Construction drawing documents.

II. The Seller and the Buyer agree on the following items:

1. If the foundation basis and main structure quality of this House are detected to be unqualified, the Buyer has the right to cancel the order within 60 days. If the Buyer cancels the order, the Seller must return all the effected payment to the Buyer within 60 days after receiving the notification of canceling the order, and pay the corresponding interest rates according to the interest rate of individual housing loan issued by the bank in the corresponding period, and also compensate the Buyer for the corresponding losses if necessary. Hence, the detection charge will be at the Seller’s expenses.

If the Buyer chooses not to refund the house, or if the commodity house has been delivered and used for more than 60 days, the Buyer shall sign a supplemental agreement with the Seller.

2.  When delivering the House after the units of construction, investigation and design, as well as the builders and Engineering Project Supervisor, have passed the acceptance inspection, the Seller shall check the House for acceptance together with the Buyer; if any other problems, both parties shall agree on the Method (3):

(1) The Seller shall deliver the repaired House within × days. The Seller shall take the responsibility for breach of contract due to overdue delivery, which will be handled according to Article 14.

(2) The Seller shall be responsible to repair the House within × days after the delivery date according to the national and municipal regulations and standards related to the engineering quality, account for the repairing expense and compensate the Buyer for the corresponding losses.

(3) After the Commodity House meets the delivery and use conditions specified in the pre-sale contract, the Buyer shall have the right to conduct on-site inspection on this commodity house. If the Buyer finds any item needing repair in such inspection, the Seller shall repair it, until the commodity house meets the requirements of relevant regulations and standards of the country or the city on project quality, and shall bear the cost of repair. The Buyer shall not refuse to receive this commodity house just because of this.

3. The ornaments and facilities of the delivered House shall meet the contracted standard. If fail to meet the standard, the Buyer has the right to request the Seller to manage it according to the following Methods (1) and (2):

(1) If the decoration or equipment standard of the Commodity House delivered by the Seller is lower than the agreed one, the Seller shall compensate double the price differences of the ornaments and facilities;

(2) If the decoration or equipment standard of the Commodity House delivered by the Seller is higher than the agreed one, the Seller may not notify the Seller, but the Seller shall not charge any additional fees for this, and the Buyer shall not refuse to receive this commodity house just because of this, and shall not require the Seller to bear the liability for breach of contract.

References can be made to Annex 6 for the detailed agreements on the ornament and facility standard.

III. When the Seller and the Buyer have any disputes on the construction quality, either party can entrust a qualified detection organization of construction engineering quality for test; and both parties shall have the obligation to cooperate with each other to detect the House.

12

If it is tested to be qualified, the test costs shall be borne by the Buyer. Otherwise, the test costs shall be borne by the Seller.

Article 18 Responsibility for Housing Warranty

I. Both Parties agree on the scope of warranty, warranty period and warranty liability in detail in Annex VII of this Contract. The scope of warranty and warranty period must meet applicable laws and regulations of the country and Beijing City, as well as the requirements of relevant standards and codes.

II. When the House has any quality problem within the warranty scope in the warranty period, if both parties have contracted to cancel the order, it shall be subject to the contract; while if both parties haven’t contracted to cancel the order, the Seller shall perform the obligation of warranty and the Buyer shall cooperate. If the loss is not caused due to the Seller, the Seller will not be responsible for it.

Article 19 Energy-efficiency Measures for the House

The Commodity House shall meet the requirements of the Design Standard for Energy Efficiency of Public Buildings  of the country and Beijing city. Otherwise, the Seller shall make up energy efficiency measures according to the requirements of relevant standards, and take charge of the total costs; if it causes any losses to the Buyer, the Seller shall compensate for them.

Article 20 Building Sound Insulation

If the building sound insulation of the Commodity House fails to meet the standard, the Seller shall make up construction sound insulation measures according to the requirements of the planning and design, and shall bear all costs. If any damage is caused to the Buyer, the Seller shall bear the liability for compensating the Buyer.

Article 21 Commitment on the Use

1. When using this House, the Buyer must not change the main building structure, bearing structure and usage without authorization. Except for the agreements in the contract, supplemental agreements and the annexes, the Buyer has the right to share the common parts and facilities related to the House with other obligees and undertake the obligations according to the appointed areas of the common parts and shared buildings.

In case of any violation of the above provisions, the Buyer shall bear relevant economic and legal liability arising herefrom. In addition, the Buyer shall not change the public parts and facilities associated with this Commodity House without authorization. If the Buyer has changed  them without authorization, the Buyer shall restore them immediately or no later than within 15 days after receiving a written notice from the Seller, the property service enterprise or the party actually suffering loss, and shall compensate the Seller, the property service enterprise or the party actually suffering loss for actual loss arising herefrom.

2. The Seller shall not arbitrarily change the use nature of the public parts and facilities associated with the Commodity House. The Seller shall promise not to change the planned purpose of the Commodity House, not to sell the Commodity House by dividing it, not to sell the Commodity House by means of cost-returned sale or any such means in disguised forms, and not to sell the uncompleted Commodity House by the after-sale lease guarantee or by any such means in disguised forms.

13

3. During the usage of the Commodity House, the Buyer shall not arbitrarily change or destroy the appearance and current situations of the exterior eaves, building structure and building roof. Otherwise, the Buyer shall unconditionally restore them to their original conditions according to the requirements of the Seller or the property service enterprise. If this causes any loss to the Seller or a third party, the Buyer shall bear all the compensation liability.

Article 22 Ownership Registration

I. Primary registration

The Seller shall get the ownership certificate of the building of this House before Oct. 31, 2016. If the ownership certificate hasn’t been got within the time stipulated in this Article due to the Seller, both parties agree to manage it according to the following Method 1:

1. The Buyer has the right to cancel the order. If the Buyer cancels the order, the Seller must return all the effected payment to the Buyer within 60 days after receiving the notification of canceling the order, and pay the interests at the rate of 3% of the total effected payment to the Buyer. If the Buyer doesn’t cancel the order, the contract will continue to be effective; from the second day after the deadline to get the ownership certificate from the actual date of getting the certificate, the Seller shall pay 0.006% of the total effected payment per day to the Buyer as a penalty.

2.________________________________X__________________________ ..

II. Transfer registration

1. After the House has been delivered for use, both parties agree to manage it according to the following Method (2):

(1) Both parties apply to the registration authority for the registration of ownership transfer. The fees for handling the registration of ownership shall be borne by the Buyer.

(2) The Buyer agrees to entrust seller or the entrusted agency_ to apply to the registration authority for the registration of ownership transfer with the entrust fee of RMB _2,000_______ YUAN.

2. If the Buyer cannot get the ownership certificate of the House within360 days after the delivery date due to the Seller, both partied shall agree to manage it according to the following Methods:

(1) The Buyer has the right to cancel the order. If the Buyer cancels the order, the Seller must return all the effected payment to the Buyer within 60 days after receiving the notification of canceling the order, and pay the corresponding interest rates to the Buyer according to the interest rate of individual housing loan issued by the bank in the corresponding period. If the Buyer doesn’t cancel the order, from the second day after the deadline to get the ownership certificate from the actual date of getting the certificate, the Seller shall pay 0.006% of the total effected payment per day to the Buyer as a penalty within7days after the actual date.

2. If the housing ownership certificate cannot be obtained as scheduled due to the Buyer's responsibility (including but not limited to the Buyer failing to pay relevant taxes and fees according to the requirements of relevant government departments, failing to submit relevant materials, or failing to sign legal documents required for property rights, etc.), the Buyer shall be held responsible for it, and Seller shall assume no liability for breach of contract.

14

3. If the Buyer fails to obtain the housing ownership certificate after the expiry of the period specified by this Contract due to the fault of the Seller, the Buyer shall have the right to notify the Seller whether to cancel this Contract or not within 60 days after the expiry of this period. If the Buyer does not do so within this time period, the Buyer shall not notify the Seller to cancel the contract any more. This contract shall be cancelled as of the date when the Buyer issues a written cancellation notice to the Seller.

4. If the Buyer cannot obtain the housing ownership certificate within 360 days after this Commodity House has been delivered due to force majeure, national policy adjustment or government action, the Seller shall not bear the liability for breach of contract.

Article 23 Agreement on Common Rights and Interests

1. The use right of the roof of the House building belongs to all the owners(the use right of the roof of each unit of a duplex building shall belong to the property owner of each unit);

2. The use right of the exterior wall of the House building belongs to all the owners; (the use right of the roof of each unit of a duplex building shall belong to the property owner of each unit)

3. The naming right of the building where the house is located shall belong to all proprietors of this building (the naming right of each unit of a duplex building shall belong to the property owner of each unit);

4. The naming right of the Housing District belongs to the Seller.

Article 24 Agreement on Ancillary Buildings and Other Structures

Both parties agree to manage the ancillary buildings and other structures of the House such as the underground garages and so on according to the following Method 2:

1. When the Seller presales the House, the ancillary buildings of _X__, _ X__, _ X__ shall be transferred together with the House.

2. The Seller shall disclose parking spaces on the ground and unshared public areas will not be transferred together with the House.

Article 25 Prophase Property Management Service

I. The property management company selected by the Seller according to law is: Beijing Jingkai Investment Advisor, Co., Ltd. with the qualification number of No. 0075 JWQZS [2014].

II. During the prophase of property management, the property service charge will be RMB 5.50 Yuan /month/m2 (building area), which will be charged by the property management company annually. The charge includes cleaning fee of the property region, public order maintenance fee, daily maintenance fee of public areas and facilities, greening maintenance fees, comprehensive management fees.

Therein to, the fees for parking on the ground is 150 Yuan/month while the fees for underground parking is 400 Yuan/month. The above charging standard will be adjusted according to national policy adjustment.

III. The property management company shall charge the property service charge according to the Method 1.

1. Charge by year: the Buyer shall pay for the charges before the date required by the service company.

2. Charge by half a year: the Buyer shall pay for the charges before the dates of __X__ and __X__ each year separately.

15

3. Charge by quarter: the Buyer shall pay for the charges before the dates of __X__, __X__, __X__ and __X__ each year separately.

IV. References can be made to Annex 8 for the contents of property service and the owners’ temporary agreement. The Buyer should read all the content of Annex8 carefully and agree that the property management service selected by the Seller will provide the prophase property service and the Buyer will abide by the owners’ temporary agreement.

The preliminary property management period mentioned in this Article shall refer to the period from the time when the first proprietor moves in to the time when all the proprietors and the Project Owner complete the take-over of the property shared areas.

Article 26 Housing Maintenance Funds

If the Buyer entrusts the Seller to pay the housing maintenance fund, the Seller shall give the Buyer the payment voucher within7days after the date of entrustment.

If the Buyer pays the housing maintenance fund in person, the Buyer shall show the payment voucher to the property management company [at the delivery date of the house] [within __X__ days after the delivery date].

Article 27 Exceptions

1. If the contract cannot be performed according to the agreements due to force majeure, partial or total responsibility can be exempted according to the effect of the force majeure; however, either party who cannot perform the contract due to force majeure should inform the other party in time and provide proofs to the other party within60days after the end date of the force majeure event.

2. If the Seller cannot perform part or all of the terms of the Contract due to the change of national policies or the behaviors of government, the Seller may be exempted from partial or all liabilities, and shall inform the Buyer in time after the occurrence of the exemptions. The Buyer shall have the right to choose to continue or terminate the performance of this Contract, but the Seller shall not bear the liability for breach of contract.

Article 28 Dispute Settlement

If there are any disputes during the performance of the contract, both parties shall settle it through negotiation or application for mediation; if fail through negotiation or mediation, should sue to the Beijing Daxing District People’s Court according to relevant laws.

Article 29 This contract will come into effect upon both parties’ signature. As for the issues excluded or stipulated unclearly or inapplicably in this contract, both parties can sign written supplemental agreements for modification or supplementation according to the particular cases; but if the supplemental agreements include any unreasonable articles to lighten or exempt the responsibility stipulated in this contract of the Seller or to enhance the Buyer’s responsibility and remove the Buyer’s main rights, this contract will prevail. The dissolution of this contract shall be made in written. The contract annexes and supplemental agreements bear the equivalent legal force as this contract.

Article 30 The contract and its annexes are totally ____ pages, in quintuplicate, with the equivalent legal force, the contract holding situation include the followings:

TWO copies for the Seller, TWO copies for the Buyer, _ONE_ copy for the Economic and Technological Development Zone Branch of Beijing Municipal Bureau of Land and Resources.

16

Article 31 After the Seller and the Buyer sign and seal this Contract, the Seller shall perform online recording for this commodity house pre-sale contract in Beijing real estate transaction management system, and shall print and give one stamped copy of the online recording form to the Buyer.

The formalities for the online recording for this Commodity House Pre-sale Contract shall be completed within 7 days.

Seller (signature and seal):	Buyer (signature and seal):
/seal/ Beijing Jingkai-Gongda Investment	/seal/ Tarena Software Technology (Hangzhou) Co., Ltd.
Management Co., Ltd.

[Legal Representative]: /s/ Shiyi Zhou	[Legal Representative]:

[Entrusted Agent] (Signature):	[The Principal]:

[Entrusted Sales Agency]	[Entrusted Agent]
(Signature and seal):	(Signature and seal):

Date:	Date: November 5, 2016

Place:	Place:

17

Annex 1: Floor plan and location plan of the House in the entire building

B1 office building	B13 office building	B11 office building	B10 office building	B9 office building

B2 office building	B14 office building	B12 office building

B3 office building

B4 office building	B5 office building	B6 office building	B7 office building	B8 office building

18

Floor plan:

B7 floor plan (1/F)

19

B7 floor plan (2/F)

20

B7 floor plan (3/F)

21

B7 floor plan (4/F)

22

B7 floor plan (5/F)

23

B7 floor plan (6/F)

24

B7 floor plan (7/F)

25

B7 floor plan (8/F)

26

B7 floor plan (9/F)

27

B7 floor plan (ancillary accommodation)

28

Floor plan of underground garage, equipment room and multi-functional hall at the office area

29

Annex 2: Description of apportioned building area composition of commonly shared sections and commonly shared house

Description of B7 apportionment:

Description of building area apportionment for commonly shared sections of B1 office building, other 15 items (Digital Technology Park) and B7 office building

I. Project description

B1 office building and other 15 items (digital technology park) are located at D1F1 lot of Ludong District, Beijing Economic Technological Development Area, and B7 office building is composed of ground 9 floors and provided with the reinforced concrete structure.

The distribution of functional zones in B7 office building is as follows:

1. B7 office building: 1/F-9/F;

II. Details of commonly shared sections

(1) Commonly shared sections of B1 office building, B2 office building, B3 office building, B4 office building, B5 office building, B6 office building, B7 office building, B8 office building, B9 office building, B10 office building, B11 office building, B12 office building, B13 office building, B14 office building, parking stall of office building, mechanical parking stall of office building, multi-functional hall and tool room common services;

1. Ground floor of underground garage, equipment room and multi-functional room at the office area; air shaft 1, electric transformer and distribution room, TV room, heat exchange station, fire pump room, reclaimed water pump room, living water pump room, fire control room, telephone network machine room, duty room of electric transformer and distribution room and tool room of electric transformer and distribution room.

(2) Commonly shared sections of B7 office services;

1. B7 office building 1/F: staircase, elevator room, front room, aisle, hallway, toilet, air shaft, water well, plumbing well, power distribution room and half of outer wall;

2. B7 office building 2/F-9/F: staircase, elevator room, front room, air shaft, water well, plumbing well, power distribution room and half of outer wall;

3. Ancillary accommodation floor of B7 office building: staircase, elevator machine room air shaft, plumbing well and door header;

4. Ground floor of underground garage, equipment room and multi-functional room at the office area; force electricity engine room 7 and weak electricity engine room 7.

Beijing Jingkai-Gongda Investment Management Co., Ltd.

 /s/ Beijing Jingkai-Gongda Investment Management Co., Ltd.

 Date: Sep. 7, 2014

Apportionment description of underground garage, equipment room and multi-functional hall at the office area

Description of building area apportionment for commonly shared sections of underground garage, equipment room and multi-functional hall at B1 office building and other 15 items (digital technology park) at the office area

30

I. Project description

B1 office building and other 15 items (digital technology park) are located at D1F1 lot of Ludong District, Beijing Economic Technological Development Area, and underground garage, equipment room and multi-functional room at the office area are located at the ground floor and are provided with the reinforced concrete structure.

The distribution of functional zones for underground garage, equipment room and multi-functional room at the office area is as follows:

1.	Parking stall of office building: ground floor;
2.	Mechanical parking stall of office building: ground floor;
3.	Multi-functional hall: ground floor;
4.	Tool room: ground floor;

II. Details of commonly shared sections

(I) commonly shared sections of B1 office building, B2 office building, B3 office building, B4 office building, B5 office building, B6 office building, B7 office building, B8 office building, B9 office building, B10 office building, B11 office building, B12 office building, B13 office building, B14 office building, parking stall of office building, mechanical parking stall of office building, multi-functional hall and tool room common services;

1. Ground floor of underground garage, equipment room and multi-functional room at the office area; air shaft 1, electric transformer and distribution room, TV room, heat exchange station, fire pump room, reclaimed water pump room, living water pump room, fire control room, telephone network machine room, duty room of electric transformer and distribution room and tool room of electric transformer and distribution room;

(II) The apportionable commonly shared sections of underground garage, equipment room and multi-functional room at the office area:

1. Commonly shared sections of parking stall of office building, mechanical parking stall of office building, multi-functional hall and tool room common services;

(1) Ground floor of underground garage, equipment room and multi-functional room at the office area; lane, elevator room, staircase, air shaft, ventilation room, front room plumbing room, toilet, aisle and half of outer wall;

(III) Commonly shared sections of B1 office services;

1. Ground floor of underground garage, equipment room and multi-functional room at the office area; force electricity engine room 1 and weak current machine room 1.

(IV) Commonly shared sections of B2 office services;

1. Ground floor of underground garage, equipment room and multi-functional room at the office area; force electricity engine room 1 and weak current machine room 2.

(V) Commonly shared sections of B3 office services;

1. Ground floor of underground garage, equipment room and multi-functional room at the office area; force electricity engine room 1 and weak current machine room 3.

(VI) Commonly shared sections of B4 office services;

1. Ground floor of underground garage, equipment room and multi-functional room at the office area; force electricity engine room 1 and weak current machine room 4.

(VII) Commonly shared sections of B5 office services;

1. Ground floor of underground garage, equipment room and multi-functional room at the office area; force electricity engine room 1 and weak current machine room 5.

31

(VIII) Commonly shared sections of B6 office services;

1. Ground floor of underground garage, equipment room and multi-functional room at the office area; force electricity engine room 1 and weak current machine room 6.

(IX) Commonly shared sections of B7 office services;

1. Ground floor of underground garage, equipment room and multi-functional room at the office area; force electricity engine room 1 and weak current machine room 7.

(X) Commonly shared sections of B8 office services;

1. Ground floor of underground garage, equipment room and multi-functional room at the office area; force electricity engine room 1 and weak current machine room 8.

(XI) Commonly shared sections of B9 office services;

1. Ground floor of underground garage, equipment room and multi-functional room at the office area; force electricity engine room 1 and weak current machine room 9.

(XII) Commonly shared sections of B10 office services;

1. Ground floor of underground garage, equipment room and multi-functional room at the office area; force electricity engine room 1 and weak current machine room 10.

(XIII) Commonly shared sections of B11 office services;

1. Ground floor of underground garage, equipment room and multi-functional room at the office area; force electricity engine room 1 and weak current machine room 11.

(XIV) Commonly shared sections of B12 office services;

1. Ground floor of underground garage, equipment room and multi-functional room at the office area; force electricity engine room 1 and weak current machine room 12.

(XV) Commonly shared sections of B13 office services;

32

Annex 3: Certificate of commodity housing sale approval from pledgee and related provisions of pledge parties

Statement of bank’s approval for handling of commodity housing advance sale license for pledged houses

Housing and Land Administration of Beijing Economic Technological Development Area:

Beijing Jingkai One Center project (corresponding construction project planning license no.: 2014 G(K)JZ No. 0032), located at D1F1 lot at Ludong District, Beijing Economic Technological Development Area, that is developed and constructed by Beijing Jingkai-Gongda Investment Management Co., Ltd. has been pledged to our bank and our bank agrees the advance housing sale within the following pledge scope;

National land use certificate number: JJGY (2015) No. 00008

Building number: B1-B14 office buildings

Notes:

1. The project name must be filled according to the name approved by the Place Name Administration Office; the building number must be filled according to the building number approved on the planning permit.

2. The pledge scope covers part of the houses inside the building and the pledged house number shall be filled according to the building number.

Opening bank: Beijing Economic Technological Development Area Branch of

Industrial and Commercial Bank of China Limited

 (Seal)

/s/ Beijing Economic Technological Development Area Branch of Industrial and

Commercial Bank of China Limited

YY    MM    DD

33

Annex 4: Pricing mode and other provisions of housing fund

1. Payment method: Lump sum payment.

2. Total commodity housing fund (in RMB) under the advance sale contract: one hundred and fourteen million six hundred thousand yuan (RMB 118,300,000), will be paid by the Buyer once and for all to the Seller within 15 days after the signing of the advance sale contract and the down payment of two hundred million yuan (RMB 2,000,000) already paid by the Buyer will automatically be converted into the housing fund.

3. On the premise of receiving the full housing fund from the Buyer, the Seller shall be obliged to handle the commodity housing handover procedures with the Buyer in accordance with the agreement in Paragraph 1, Article 16 of the advance sale contract. If the Buyer fails to pay the housing fund in due time, the Seller shall be entitled to delay the handling of commodity housing handover procedures with the Buyer and shall not bear the default responsibilities arising from this.

4. After the advance sale contract is signed, if the Buyer requests for changing to the bank mortgage loan, the Seller and the Buyer shall sign the change agreement according to the related contents in Article 6 of the advance sale contract and Annex 4. The housing fund of the Buyer shall be determined by the mortgage loan discount again and the total housing fund shall be calculated again.

34

Annex 5: Other provisions

1. Handling of property rights:

If the Buyer entrusts the Seller or the agent company designated by the Seller (hereinafter referred to “assignee”) with the registration of property right during the occupancy settlement, the Buyer shall issue the letter of attorney to the assignee for handling of commodity housing property certificate, provide all the data related to this and offer the necessary assistance during the handling of property right by the Seller, including but not limited to, carry out the relevant procedures at the designated place jointly with the Seller, pay the related fees according to the national provisions, provide the related data and sign the related legal documents for handling of property right. The Buyer confirms that all fees required for handling of commodity housing property certificate (including but not limited to deed tax, agency fee, property registration fee, property certificate stamp tax etc.) shall be borne by the Buyer.

2. If either party proposes to terminate the contract, the non-defaulting party shall be entitled to request continuing to perform the contract, unless otherwise agreed in the advance sale contract. If the defaulting party refuses to continue the performance, it shall pay the liquidated damages of three percent of the total house fund to the non-defaulting party according to the advance sale contract and shall also bear the corresponding liabilities for loss incurred to the non-defaulting party.

3. The Buyer shall ensure that the production and operation activities within the area under the jurisdiction of Beijing Jingkai One Center project comply with the stipulations of laws, administrative regulations and rules of the related departments and won’t engage in any illegal acts, otherwise the Buyer shall bear all legal, economic and administrative consequences, and shall compensate for losses incurred to other proprietors or property management enterprises.

35

Annex 6: Provisions of decoration and equipment standard

1. Heating system:

(1) Central heating: fan coil;

(2) Brand of heating equipment: ELCO.

2. Insulation materials:

(1) Outer wall insulation: rock wool board.

3. Outer wall: mainly composed of glass curtain wall and aluminum plate curtain wall, locally made of stone curtain wall.

4 Inner wall: concrete wall surface extending to the structural layer, block wall surface extending to DP-HP bottoming mortar.

5. Ceiling:

1) B5/B7: 1/F-5/F, 7/F, 8/F: concrete structure, 6/F: concrete structure, locally coated steel sheet; 9/F: coated steel sheet;

2) B6/B10: 1/F-4/F, 6/F: concrete structure, 5/F: concrete structure, locally coated steel sheet; 7/F: coated steel sheet;

3) B11/B13: 1/F-5/F: concrete structure, 6/F: Al-Zn coated steel sheet;

4) B12/B14: 1/F-4/F: concrete structure, 5/F: Al-Zn coated steel sheet;

6. Indoor floor: concrete structural layer.

7. Door and window:

(1) Opening mode: flat opening;

(2) Profiles of door and window: aluminum alloy thermal-break profiles.

8. Elevator:

(1) Elevator brand: Hitachi;

(2) Elevator speed: 1.75m/s;

(3) Elevator capacity: 1100kg;

9. Floor load: uniformly distributed live load of 1/F ground: 5KN/M2, live load of standard floor: 2KN/M2.

10. Others:

(1) Insulation: central insulation;

(2) Canopy: steel joist, aluminum plate;

(3) Handrail: the steel tube of the staircase is painted and the glass breast board is provided on the external façade where the protection is necessary;

(4) Entrance step and disabled ramp: granite face;

(5) Cable TV system: weak current room is set at each floor and the data cable is connected to each floor through the internal vertical shaft;

(6) Telephone network system: weak current room is set at each floor and the data cable is connected to each floor through the internal vertical shaft;

(7) Power distribution: two independent 10KV high-voltage powers are introduced from the municipal electricity for the project;

(8) Fire control: with automatic fire alarm and fire linkage control system;

(9) Security system: with monitoring system and quarter parking lot management system indoors and outdoors.

11. Electric load of the building: 1200KVA.

36

Annex 7: Related provisions of warranty liability

I. Scope and term of warranty

For the installed and constructed items under normal service conditions when the Seller delivers the houses, their quality problems concerning civil engineering, water, heat, electricity and other facilities within the warranty period will be subject to warranty by the following scope and term.

Warranty items	Warranty period of the project
Wall surface leakage	5 years
Roofing waterproof	5 years
Outer curtain wall, door and window	2 years
Wall, ceiling	2 years
Crack of door and window, damage of hardware	2 years
Strong and weak electric wires, water inlet and outlet pipelines and corresponding components	2 years
Fire alarm system	2 years
Foundation and primary bearing structure	Designed endurance life: 50 years
Other components	According to the related provisions of related authorities in Beijing

II. Start date of warranty

The warranty period of the house purchased by the Buyer will start from the date of house completion acceptance. The warranty period of the elevator will start from the date that the governmental authorities issue the inspection conformance report and the related license.

III. Problems outside warranty scope

(1) The quality damages resulting from natural disaster and force majeure are not within the warranty scope;

(2) The warranty items that have been installed, removed, modified or repaired by the proprietor and the house user at discretion after occupancy are not within the warranty scope;

(3) The quality problems of the above-mentioned warranty items resulting from improper application by the proprietor or the house user after occupancy are not within the warranty scope, however, the Seller may assist in the maintenance and the related costs shall be borne by the Buyer.

IV. Warranty liability

(1) The paid maintenance services may be provided for the quality maintenance outside the warranty period or the warranty scope stipulated in the Annex.

(2) The Seller shall not be liable for the quality problems resulting from improper application of proprietor and house user, unauthorized modification of house structure, adding equipment or changing position at discretion and inappropriate decoration.

(3) The Seller shall assume the corresponding warranty liabilities within the warranty period and the property service enterprise will provide the paid maintenance after the warranty period expires.

(4) If the Seller fails to repair the defected houses due to proprietor, house user and relevant party, the Seller shall not be entitled to bear any responsibility, which shall be assumed by the corresponding proprietor, house user and relevant party connecting to this.

37

Annex 8: Preliminary Property Management

Preliminary Property Service Contract of Beijing

Jingkai One Center Project

The contract was entered into between Beijing Jingkai-Gongda Investment Management Co., Ltd. and Beijing Jingkai Investment Development Co., Ltd. on __________in Beijing, China.

Principal: Beijing Jingkai-Gongda Investment Management Co., Ltd. (hereinafter referred to as the “Party A”)

Address: 4/F, Block 2, No. 1 North Disheng Street, Beijing Economic-Technological Development Area

Legal Representative: Zhou Shiyi

Trustee: Beijing Jingkai Investment Development Co., Ltd. (hereinafter referred to as the “Party B”)

Address: Block 1, No. 1 North Disheng Street, Beijing Economic-Technological Development Area

Legal representative: Guo Guangqing

Property Management Qualification: Level 3

Certificate No.: D0075 JWQZS [2014]

In accordance with the Regulations on Property Management and relevant laws and regulations, Party A entrusts Party B to implement property management for the Beijing Jingkai One Center project (hereinafter referred to as the “Project”), and the parties have entered into this Contract through equal consultation.

Chapter I General Provisions

Article 1 Party A entrusts Party B to provide property management and service for the project, and Party B is the sole property manager of the project;

Article 2 Party B accepts the entrustment of Party A and agrees to provide property management and service for the project in accordance with this Contract, the Regulations on Property Management and the relevant laws and regulations.

Article 3 In this Contract, references to any legislation shall be construed as laws and regulations promulgated by the state government or the government of Beijing municipality. If significant changes occur in the economic interests of either party as a result of changes in laws and regulations, the parties shall consult in a timely manner and make the necessary adjustments or modifications to the relevant provisions of this Contract in order to safeguard the interests of both parties under this Contract.

Chapter II Basic Conditions of the Property Project

Article 4 Basic Conditions of the Property

1. Approved property name: Beijing Jingkai One Center

38

2. Property type: office building, commercial property, residential property

3. Property location: Lots D1C1 and D1F1, No. D1 Block of Eastern Zone, Beijing Economic-Technological Development Area

4. Scope: west to the 1st Jinghai Road, east to the 3rd Jinghai Road, south to the 13th Kechuang Street, north to the southern green belt of the 12th Kechuang Street.

5. Area: 92,392.1m3; construction area: a total construction area of 293,692 m3, area for which property management fee is collectable is 204,840 m3. Underground parking lot: 83,002 m3, among which the number of parking lots with the right to get parking fee is 1,834. The above data of area is based on estimates and the final measured area shall prevail.

Chapter III Scope and Content of Property Management Services

Article 6 The scope of the property management services provided by Party B shall be as follows: the buildings and the ancillary facilities and equipment within the scope of the red line of the project, including all kinds of public roads and landscaping, and various types of public service facilities.

Article 7 Party B shall provide the following property management services in two phases:

1. Preparatory period of property management: For the service in this period, please refer to Article 8 of this Contract.

2. Normal management period of property management: For the service in this period, please refer to Article 9 of this Contract.

Article 8 Services provided in the preparatory period of property management:

1. To propose suggestions on the selection of type for facilities and equipment and the selection of construction materials.

2. To follow up on the progress of the project and make recommendations.

3. To propose suggestions on the vehicle moving line and parking spaces of the underground parking lot.

4. To assist Party A in the development of interim management provisions.

5. To establish the project property management agency.

Party B will set up a project property management institution during the preparatory period, and put it into normal operation as soon as possible. The details of work are as follows:

(1) To develop organizational structure, departmental set-up and staffing;

(2) To work out the function distribution method among various departments and the duties of the various positions;

(3) To develop internal management system, service standards and working procedures.

6. To complete staff recruitment and professional training.

7. To develop item procurement plans.

8. To prepare annual work plan for property management.

During the preparatory period of project management, Party B will be responsible for the preparation of the annual work plan of the project management, including the following:

(1) Work plan for daily operation, repair and regular maintenance of housing and its ancillary facilities, and equipment;

(2) Work plan for security and fire management;

39

(3) Work plan for daily cleaning and regular cleaning;

(4) Work plan for road traffic and parking management;

(5) Work plan for customer service;

(6) Work plan for financial management and development of human resources;

(7) Emergency response procedures and proposals;

(8) Establishing a coordinated relationship with the local government authorities.

9. To prepare the customer manual.

10. To prepare decoration guide.

11. To establish special service items and collection and payment items.

12. To assist Party A in completing the project acceptance.

13. To take over and accept the project.

14. To take charge of the cleanup land reclamation of the public areas of the project.

15. To prepare for moving-in of the owners of the project.

Article 9 Services provided during the normal property management period include:

1. To develop a work plan of property management services, and organize the implementation of the plan; manage property-related engineering drawings, customer files, as well as completion and acceptance materials; establish property management system.

2. To carry out the daily maintenance, operation and management of shared facilities and equipment. Shared facilities and equipment include: shared water pipes, pressurized pumps, water pipes, shared lighting, transformation and distribution systems, security systems, fire systems, transportation facilities, rain sewage lift pump.

3. To carry out the daily maintenance and management of public facilities, ancillary buildings and structures, including roads, fences, septic tanks, pumping stations, green water systems, outdoor ground parking, garbage transfer stations, and litter bins in public areas.

4. To carry out conservation and management of public green spaces, flowers and trees, and small architectural works

5. To be responsible for the public environmental sanitation, including the daily cleaning in public areas and peripheral areas, collection, sorting and removal of daily garbage and refuse, and regular cleaning of septic tanks, as well as regular pest control services.

6. To maintain public order, including safety monitoring, public area inspections, gate service and so on.

7. To maintain the order of vehicles in the facility, and manage and offer service to the vehicles parked on the parking spaces in the public areas and the vehicles parked in the underground parking lot.

12. To provide fire management services, including fire safety monitoring and inspection, fire safety warning and publicity, and maintenance and repair of firefighting facilities in public areas.

13. To provide house decoration management services.

14. When property owners and users entrust Party B to carry out repair and maintenance of their own premises, self-use facilities and equipment, Party B should accept the commission and charge a reasonable fee.

40

15. To provide special services, including collection and payment services, according to the actual needs of Party A and property users.

16. To set up service supervision telephone, and publicize the phone number in the bulletin board and other prominent position of the managed property area.

17. To organize cultural and recreational activities and festive decorations.

Chapter IV Service Standards

Article 10 The service standards for the management of the project are as follows:

1. The 3rd level standards for property service shall be refereed to during provision of services.

2. The management procedures, quality standards and assessment of the project are carried out according to the requirements of the ISO 9001: 2008 quality management system.

Chapter V Service Term of Entrusted Management

Article 11 The term of property service is 3 years from the day after the completion of the check-in procedure for the first property user of the property, which shall end at the day when the first property owner of the property has moved in for 3 years. If the property delivery is made in advance or delayed, the starting day of property service term under the contract shall be correspondingly brought forward or delayed, under which case the property service term remains 3 years, and the final property delivery date shall be confirmed by Party A and Party B in writing.

Chapter VI Property Management and Related Matters

Article 12 Property management fee

1.	Remuneration shall be paid for the project’s property management.

2.	The property management fee shall be paid by the property owners in advance according to the building area owned by the owners based on the following criteria:

Office Building: 5.50 yuan / month / m3

Commercial Property: 5.50 yuan / month / m3

Residential Property: 3.00 yuan / month /m3

The property service funds are jointly owned by the property owners who have contributed to the funds and the funds are managed by Party B on behalf of the property owners. The funds include property service expenses and the remuneration made to the property service enterprise.

1. The property management fee consists of the following:

(1) The wages, social insurance, dismissal compensation and the welfare fees legally set aside for Party B’s employees;

(2) The daily operation and maintenance costs of the shared locations and the commonly shared facilities and equipment’s of the property;

(3) The cleanup costs of the managed area of the property;

(4) The landscaping and maintenance costs of the managed area of the property;

(1) The order maintenance costs of the managed area of the property;

(2) Party B’s overhead expenses;

(3) Depreciation of fixed assets of Party B;

41

(4)   The premium of property insurance, machine damage insurance and public liability insurance for the property’s shared locations, commonly shared facilities and equipment’s.

(5) Financial audit fees;

(6) Corporate tax and corporate income tax;

(7) Refunding of advance payment made by Party A for preliminary operation;

(8) Management remuneration.

a)	The property management fee shall be calculated based on the total construction area, the construction area of each functional area, the condition of equipment system and the energy consumption data provided by Party A, taking into account the personnel and the relevant expenses and other management expenses required by Party B in providing services for the project. If the data and the conditions of facilities and equipment provided by Party A are not in accordance with the actual situation, the above fees shall be adjusted accordingly.

b)	Where government-approved adjustment of energy unit price and changes in national laws and regulations lead to mandatory changes in labor costs, property management fees shall be adjusted accordingly.

c)	The property owners shall pay the Property Management Fee on a yearly basis as of the date of move-in as specified in the notice. For the property management fees that shall be borne by Party A according to the Property Management Measures of Beijing Municipality and its implementation rules, as well as the preliminary property service contract and commercial housing sales contract signed between Party A and the buyer, Party A shall pay property management fees to Party B within the agreed period as agreed by Party A and the buyer in the property service contract.

d)	Expenditure on property services should be restricted to expenses agreed upon in the Contract, and the balance of the expenditure on property services will be calculated once a year. The balance can be used to improve the quality of the scene, including but not limited to the increase in equipment and facilities. However, any transformation shall be subject to the approval of Party A before implementation. After the establishment of the owners 'committee, the approval authority shall be conferred to the owners' committee. Party B shall return the balance to the owner every two years in accordance with the proportion of property costs paid by the owners.

e)	Where Party A undertakes to reduce or exempt the property management fee of the property buyer, Party B shall pay Party B the property management fee after reduction or exemption on the basis of Party A's written confirmation.

f)	If the owners refuse to pay full or part of the property management fees due to the nonperformance of commitment made in the sales contract, changes in planning, construction quality issues and other reasons of Party A, Party A shall make up the balance to Party B.

g)	For the facilities in the scope of property management that have been completed but have not yet been sold, or the properties that have been sold but not yet been delivered to the Buyers for the reasons of Party A or the facilities in Party A’s property management space, the property management fees and the water, heat, electricity and gas expenses shall be borne by Party A.

42

h)	It is the responsibility of Party A to provide Party B with true and complete information on the owners to whom the properties have been sold but the check-in have not been completed. To ensure the quality of service, after the property is completed and delivered, the property management fees for properties sold but having not completed the check-in shall be collected against the owners by Party B.

Chapter VII Parking Management

Article 13 Parking management fee

The parking management fee shall be collected by Party B against the users of parking lots according to the following standards:

Ground parking fees and temporary parking fees shall be collected in accordance with the provisions of the competent government departments;

Underground parking management fee: RMB 400 Yuan/month/m3

Article 14 Party B shall sign a written management service agreement with the users of the parking lot to clarify the rights and obligations of both parties in respect of parking spaces and parking management services.

Chapter VIII Special Maintenance Fees

Article 15 The daily minor maintenance expenses of the shared areas, commonly shared facilities, equipment’s and public spots after the expiration of the house warranty shall be included as costs and expenses of property management. The overhaul and renovation costs shall be paid from the special maintenance expenses. When the special maintenance fees need to be used, a report shall be sent to Party A for approval, and a general meeting of the owners shall be convened in accordance with the provisions of the Measures on the Management of Special Maintenance Fees to decide the cost expenditure issues.

Chapter IX Property Management Areas

Article 16 Party A shall, at the commencement day of the preparatory period of property management, provide the property management areas needed for the property management activities to Party B without charging fees and according to the actual needs, and Party A shall be responsible for the renovation of the property management areas, which include the following parts:

1.	Customer reception room
2.	Property office and conference room
3.	Staff dining lounge
4.	Storehouse
5.	Other areas (depending on the specific circumstances of the project)

Chapter X Remuneration and Payment of Property Management Services

Article 17 The remuneration of property management services charged by Beijing Development Area Co., Ltd shall be as follows:

1. In case the D1F1 plot is in the preparatory period and the occupancy rate is less than 60% (excluded), the remuneration shall be charged at RMB 30,000 / month. In case the occupancy rate ranges from 60% (inclusive) to 80% (excluded), the remuneration shall be charged at RMB 50,000 / month. In case the occupancy rate is greater than 80% (inclusive), the remuneration shall be charged at RMB 70,000 / month.

43

2. In case the D1C1 plot is in the preparatory period and the occupancy rate is less than 60% (excluded), the remuneration shall be charged at RMB 30,000 / month. In case the occupancy rate ranges from 60% (inclusive) to 80% (excluded), the remuneration shall be charged at RMB 50,000 / month. In case the occupancy rate is greater than 80% (inclusive), the remuneration shall be charged at RMB 70,000 / month.

Article 18    During the preparatory period of property management, the remuneration for Party B’s property management services shall be disbursed from the property management start-up capital and shall be paid at the same time as the property management start-up capital.

Article 19   After business opening (move-in) of this project, Party B shall withdraw the remuneration of current month from the property management fees on the 25th of each month.

Chapter XI Business Opening (Move-in) Conditions

Article 20    Party A shall obtain all necessary permits, licenses, etc. from the government as soon as possible after the signing of this Contract, and make them continuously valid, so that Party B can carry out its work in accordance with the terms of this Contract.

Article 21    Party A shall be responsible for opening the supply channels for water, electricity, heating, gas, communications, post and telecommunications, and cable television for this project, and shall handle relevant business licenses.

Article 22    Party A shall inform Party B in writing of the proprietors' information known by Party A and relevant undertakings made by Party A to proprietors in the second month after the commencement of the preparatory period, and thereafter shall inform Party B in writing of the proprietors’ information known by Party A and relevant undertakings made by Party A to proprietors from time to time in writing during Party A’s sales process. Party B shall carry out confidential management for customers’ information.

Article 23    After the project has been completed and passed completion examination and acceptance according to relevant provisions of the country, Party A and Party B shall jointly organize the take-over acceptance of public parts, public facilities and equipment. Party B shall, within 15 days after receiving Party A’s application for take-over acceptance, perform take-over acceptance according to the National Housing Take-over Acceptance Standard. If they are examined to meet applicable requirements, the acceptance qualification certificate shall be signed within 7 days, and relevant take-over documents shall be issued timely.

Article 24    Party A shall transfer the following information to Party B when undergoing formalities for take-over acceptance of the property:

1.	Site plan of the completion, drawings of the completed individual buildings, architectural structures, equipment, supporting facilities and underground pipelines;

2.	Technical information on the installation, use and maintenance of the facilities and equipment;

3.	Property quality warranty documents and property use instructions;

4.	Counterparts or copies of inspection and acceptance reports, government approval documents, lists of items of civil works, ownership list of property rights of the house and supporting facilities; and

44

5.	Other information necessary for property management

Article 25    After the completion of take-over acceptance of the project, Party A shall send a Move-in Notice to proprietors and shall notify Party B in writing two weeks in advance of move-in time.

Article 26    The facilities and equipment of the project which are entrusted to Party B for property management shall meet national acceptance standards. Imported equipment shall be equipped with enough spare parts and the corresponding supply channels shall be made available. In case any quality problem occurs to the project, facilities or equipment, Party A shall urge suppliers to rework until it is qualified within an agreed period. At the same time, since the date of take-over acceptance, Party A shall be responsible for warranty according to national regulations on warranty of construction projects.

Chapter XII Other Management

Article 27    The premiums of all insurances necessary for the property management of the project, including but not limited to all-risk insurance, machinery breakdown insurance and public liability insurance, shall all be disbursed from the costs and expenses of property management operation. Above insurances need not be bought repeatedly if they have been bought by Party A.

Article 28    All insurance policies of this project shall be insured by an local insurance company recognized and designated by Party A, and registered in the People’s Republic of China. The types of insurances and insured amounts shall be handled according to relevant provisions of insurance companies in China and the actual situation of the project. The insured amounts shall be jointly determined by Party A and Party B. The insurance period shall be the same as the period during which Party B provides property management services.

Article 29    Party B shall provide Party A with all original documents of relevant insurances, so that Party A can review, photocopy and record them. Party B shall keep the aforesaid insurances valid during the entrustment period. Without Party A's prior written consent, Party B and / or its insurance company shall not cancel relevant insurance policies under this Contract or amend information under any insurance policy.

Chapter XIII Human Resource Management

Article 30    Party B shall, before the commencement of the preparatory period of this project, recommend a project manager and candidates to Party A. The project manager (project leader) shall have more than 1 year experience in managing similar projects, and shall have experience in equipment and property management. Party A may also recommend a project manager and other property personnel as alternatives. If the project manager is to be replaced within the period of the Contract, Party B shall provide an alternative to the project manager confirmed by Party A. Other personnel shall be assigned to various management and service levels according to the preparatory work plan.

45

Article 31    Party B shall carry out training for the personnel before they assume their posts, and the expenses incurred for this purpose shall be disbursed from the property management start-up capital before the business opening of this project, and shall be disbursed from the property management operation costs and expenses after the business opening of this project.

Article 32    Party B shall be responsible for formulating the organizational structure and remuneration standard of the property management organization of this project and shall prepare the annual staff structure and remuneration system of the project department according to the needs of each work by the end of each year. The staff structure shall include Party B's own employees and all the outsourcing business staff, as well as the duty description of each post, and shall be used as the reference for the recruitment of personnel after it has been approved by Party A.

Article 33    The personnel sent by Party B for this project shall provide full-time services to the project, and shall not concurrently hold any office in Party B 's functional departments or in other projects.

Article 34    The labor costs incurred by all levels of management and service personnel sent or recruited by Party B shall be disbursed from the property management start-up capital before the business opening of this project, and shall be disbursed from the property management operation expenses after the business opening of this project.

Chapter XIV Rights and Obligations of Both Parties

Article 35    Party A’s rights and obligations

1.	Party A shall review the property management work plan prepared by Party B, inspect and supervise the implementation of Party B’s property management, and have the right to require Party B to rectify those failing to meet the plan indicators within a specified period;

2.	Party A shall provide a property management room to Party B according to relevant provisions of this Contract;

3.	Party A shall conduct property take-over acceptance with Party B according to relevant provisions of this Contract, and transfer relevant materials to Party B;

4.	Party A shall be responsible for formulating the Temporary Management Convention, specify according to law the issues such as the use, maintenance and management of the property; proprietors’ common interests; obligations proprietors shall perform; responsibilities which shall be borne in violation of the Convention, and shall require proprietors and property users to comply with them;

5.	Party A shall show and explain the Temporary Management Convention to the property buyer prior to the sale of the property; and shall require the property buyer to comply with the Temporary Management Convention and make written commitment in signing the property sale contract with the property buyer;

6.	The sale contract signed with the property buyer shall include relevant contents agreed in this Contract;

7.	Party A shall pay to Party B the property management service remuneration, property management start-up capital, property management fees and other related costs which shall be borne by Party A according to relevant provisions of this Contract;

8.	Party A shall assist Party B in coordinating the relationship with local government administrative departments;

46

9.	Party A shall assist Party B in property management, publicity and education and cultural activities;

10.	Before the establishment of the proprietors committee, Party A shall not arbitrarily occupy or change the use function of shared facilities of this project. If it is necessary to reconstruct, expand or improve supporting items within the project, it shall be negotiated with all proprietors of the project and Party B, and shall be reported to competent departments for approval before it can be implemented;

11.	Party A shall ensure that the property delivered for use meets the provisions of national acceptance standards, and shall bear the warranty responsibility for the project according to the warranty period and warranty coverage stipulated by the country;

12.	If the property fails to meet the use function and causes a major accident due to the house construction quality, the quality of equipment and facilities or installation technology or other reasons, and it is identified by relevant government departments to be the responsibility of Party A, Party A shall bear the responsibility and deal with the aftermath.

13.	If Party B violates relevant provisions of this Contract, and fails to complete the agreed management services, Party A shall have the right to require Party B to rectify it within a specified time limit. Party A shall have the right to send a notice to Party B. If it causes economic loss to Party A, Party B shall give Party A corresponding economic compensation.

(1) Notice: Party B shall, within 5 working days after receiving the Notice, make a reply and propose a rectification plan.

(2) Re-notice: If Party B fails to propose a rectification plan for no reason within 10 working days after receiving the Notice, or Party B’s rectification fails to meet Party A’s requirements, Party A may issue a "Re-notice " to deduct 5% of Party B's management remuneration of that month as liquidated damages, but not more than 25% of the management remuneration of that month.

(3) Final notice: If Party B fails to propose a rectification plan for no reason within 10 working days after receiving the Re-notice, or Party B’s rectification fails to meet Party A’s requirements, Party A may issue a "Final Notice". If Party B still fails to rectify it for no reason or Party B’s rectification fails to meet Party A’s requirements within 5 working days after receiving the Final Notice, Party A shall have the right to terminate the contract in advance, without bearing any liability, provided that Party A shall notify Party B in writing at least one month in advance and complete the formalities for replacing the property management enterprise. Costs and expenses of Party B sustained for such early termination of the Contract, such as staff dismissal fees, shall be disbursed from the property management fees.

14.	Party A shall have the right to provide value-added services to proprietors or property users according to the needs of the property and for the purpose of improving the quality of the property, provided that such value-added services do not affect the normal property management services. Party A shall ensure that the value-added services provided comply with the provisions of national laws and regulations, as well as the Temporary Management Convention for the proprietors of the property.

15.	If this Contract is terminated for any reason, Party A shall have the right to take over this project by itself or re-entrust a new property management service enterprise to take over this project.

47

Article 36    Party B 's rights and obligations

1.	Party B shall provide property management services within this property area according to relevant laws and regulations and this Contract;

2.	Party B shall charge property management fees, decoration management fees, decoration waste clearance fees, parking management fees, specially engaged paid service fees and other related fees from proprietors and property users according to relevant provisions of this Contract;

3.	If proprietors or property users violate the Temporary Management Convention, laws or regulations, Party B shall take measures to discourage or stop it or file a lawsuit according to the seriousness of the case;

4.	With the prior consent of Party A, Party B shall have the right to hire a professional service enterprise to undertake the project's special service business, but Party B shall not entrust all property management to a third party;

5.	Party B shall accept the supervision and guidance from Party A, competent property management departments and relevant government departments;

6.	Party B shall ensure and continuously improve the quality of services, control costs and reduce energy consumption;

7.	Party B shall be responsible for preparing annual minor repair and maintenance plans for the house, ancillary buildings, public parts, shared facilities and equipment and greening, and shall organize their implementation;

8.	Party B shall be responsible for preparing annual medium and major repair and renovation and maintenance plans for the house, ancillary buildings, public parts, shared facilities and equipment and greening, and shall organize their implementation after they are voted by the proprietors meeting.

9.	Party B shall inform relevant provisions on the use of the property to proprietors and property users. When proprietors and property users decorate, Party B shall inform relevant provisions, enter into a written agreement with them, and be responsible for supervision;

10.	Party B shall be responsible for preparing the annual property management plan, fund use plan and final accounting report;

11.	Party B shall publish the income and expenditure account of property management fees to all proprietors and property users every six months;

12.	Party B shall conduct a property service satisfaction survey to all proprietors and property users every six months;

13.	Party B shall not arbitrarily occupy or change the use function of the public facilities of the property. If it is necessary to reconstruct, expand or improve supporting items within the property, it shall be approved by relevant proprietors and shall be reported to relevant approving parties for approval before it can be implemented;

14.	If the property management fees are undercollected not due to Party B’s reason, resulting in that it is difficult to carry out property management work, Party B shall have the right to terminate this Contract and withdraw from the property management of the project, provided that Party B shall notify Party A in writing three months in advance and assist Party A in aftermath and take-over work;

48

15.	The quality of the building and its ancillary equipment and facilities of this project shall meet the quality standards set by the country. For any accident or loss caused by its quality or defects which cannot be improved, Party B shall bear no responsibility. However, Party B shall be obliged to take timely and effective measures to prevent expansion of the loss, and promptly notify Party A;

16.	During the management period of Party B, if any damage to the equipment and facilities or accident occurs due to Party B’s poor management, and thus causes property damage or personal injury to a third party, and it is identified by relevant government departments to be the responsibility of Party B, Party B shall bear corresponding responsibility;

17.	Upon the termination of this Contract, Party B shall hand over various archival data kept during its management period to Party A or the proprietors committee;

18.	If Party A violates relevant provisions of this Contract, and causes Party B not to complete management services, Party B shall have the right to require Party A to resolve it within a certain period of time. If this causes economic loss to Party B, Party A shall give Party B corresponding economic compensation;

19.	Party B shall fully cooperate with Party A to provide value-added services to proprietors and property users, and provide all the convenience for this;

20.	If this Contract is terminated for any reason, Party B shall unconditionally undergo formalities to hand over property management to Party A or a property management unit designed by Party A, and shall in no case delay the hand-over or create any take-over obstacle. The period for such take-over shall be 30 days;

21.	If the property management services provided by Party B cause any liability accident, unexpected accident or litigation due to Party B’s reason, Party B shall be solely responsible for this. If relevant events cause economic loss to Party A due to Party B’s reason, Party B shall compensate Party A for this;

22.	All acts relating to the provision of property management services by Party B shall comply with Chinese laws and regulations and orders issued by government departments. If Party A’s aspects, such as reputation, are affected by Party B’s unlawful act, Party A shall have the right to reserve the rights of recourse for any loss sustained, such as in reputation, from Party B;

23.	If Party B, after the termination of this Contract, does not transfer the property management right to Party A or a property management enterprise designated by Party A, or withdraw from the property under this Contract, or hand over the management room or relevant archival data, Party B shall pay RMB 2,500 as liquidated damages to Party A for each overdue day. If Party B still fails to transfer the property management right and withdraw from the property within 30 days after the termination of this Contract, Party A shall have the right to take all measures according to relevant laws and regulations, and all legal liabilities and economic consequences arising herefrom shall be borne by Party B.

24.

49

Chapter XV Handling of Unforeseeable Events

Article 37    In order to safeguard the vital interests of the public, proprietors and property users, if Party B sustains necessary economic loss due to taking emergency measures in case of unforeseeable events, such as gas leakage, electric leakage, fire, water pipe burst, rescue of life, assisting the public security organs in carrying out tasks, both parties shall handle such events according to relevant laws and regulations.

Chapter XVI Termination of Contract

Article 38    Party A and Party B agree that this Contract can be terminated if any of the following cases occurs, provided that the terminating party shall notify the other party in writing in advance:

1.	This Contract shall be automatically terminated upon the expiry of the validity term agreed in this Contract;

2.	This Contract shall be terminated after the property service contract signed between the proprietors committee of this project on behalf of all proprietors and the property management enterprise takes effect;

3.	This Contract shall be terminated if Party A and Party B mutually agree and reach a written agreement;

4.	This Contract cannot be fulfilled due to force majeure;

5.	Either party is subject to legal sanction, and suffers bankruptcy liquidation; and

6.	Other provisions specified by laws and regulations.

Article 39    After the termination of this contract, Party A and Party B shall well handle their creditor’s rights and debts, including the liquidation of property management fees and various agreements signed with an external party. Party B shall assist Party A in handover and aftermath work of property services.

Article 40    In 3 months prior to the expiration of this Contract, Party B may apply to Party A for the renewal of this Contract. After Party A reviews and approves it, both parties may agree to renew this Contract in the form of a supplementary agreement.

Chapter XVII Liability for Breach of Contract and Dispute Resolution

Article 41    If Party B violates relevant provisions of this Contract and fails to complete the agreed management services, Party A shall have the right to require Party B to rectify it within a specified time limit.  If the rectification still fails to meet the requirements within this time lime, Party A shall have the right to terminate this Contract. If this causes economic loss to Party A, Party B shall give Party A corresponding economic compensation.

Article 42    If Party A violates relevant provisions of this Contract, causing Party B not to complete management services, Party B shall have the right to request Party A to settle it within a certain period of time. If Party A fails to settle it within this time period, Party B shall have the right to terminate this Contract. It this causes economic loss to Party B, Party A shall give Party B corresponding economic compensation.

Article 43    Party B shall bear no responsibility in the following cases:

1.	If the property management services are interrupted due to force majeure (including natural disasters, war, etc.), Party B shall inform Party A about relevant information within 48 hours after the end of the force majeure event, and at the same time provide effective evidence for the occurrence of this force majeure event;

50

2.	Party B has fulfilled the obligations of this Contract, but the inherent defect of the property itself causes loss, Party B shall be obliged to take timely and effective measures to prevent the expansion of this loss, and shall promptly notify Party A;

3.	If loss is caused due to maintenance of the shared areas, public facilities and equipment of the property, which has been informed to proprietors and property users in advance, or loss is caused by temporary interruption of water supply, power supply and public facilities and equipment; or

4.	If loss is caused by the interruption of water supply, power supply heating, communications, cable television and other public facilities and equipment not due to Party B responsibility.

Article 44    For any dispute arising from or in connection with the performance of this Contract, both parties shall settle it through friendly negotiation. If no settlement can be reached through negotiation, either party may bring a lawsuit to the people's court of the place where this Contract is performed. In the course of the proceedings, the contract shall continue to be fulfilled except where the parties are in dispute.

Chapter XVIII Supplementary Provisions

Article 45    Both parties agree that Party B shall, according to Party A’s commission, undergo take-over acceptance formalities 30 days prior to the move-in of the first proprietor.

Article 46    Both parties shall cooperate with law enforcement activities, rescue and other public affairs to be carried out within the property area, and shall not obstruct such affairs.

Article 47    Neither party shall transfer or sell or assign its rights, responsibilities and obligations under this Contract in any manner without the written consent of the other party. Meanwhile, neither party shall disclose any trade secrets obtained from the other party to a third party. Otherwise, the default party shall compensate for the loss caused to the other party.

Article 48    This Contract shall only take Party A and Party B as beneficiaries. Except for both parties to this Contract, this Contract cannot be implemented by any other person.

Article 49    During the execution period of this Contract, both parties agree that each party may refer to the name and service identification of the other party in the following way in its business promotion and producing relevant publicity materials, and each party shall not charge any fees from the other party for this .The reference shall be as follows:

Party B referred by Party A: Entrusted property services: Beijing Development Area Co., Ltd

Party A referred by Party B: Entrusted service project: Beijing Jingkai One Center

Article 50    After the termination of this Contract, neither party shall continue to refer to the name and service identification of the other party in its business promotion or on its relevant publicity materials.

Article 51    The annexes to this Contract are an integral part of this Contract, and shall have the same legal effect as this Contract.

Article 52    As for issues not mentioned in this Contract, or if any objection arises in interpreting this Contract, both parties shall settle or sign a supplementary agreement on the basis of friendly negotiation.

51

Article 53    Any amendment or supplement to this Contract shall be confirmed in writing by both parties, and shall have the same legal effect as this Contract. The contents of such amendment or supplement shall not be inconsistent with the contents of this Contract and the Temporary Management Convention.

Article 54    This Contract shall be made in sextuplicate, with Party A and Party B each holding three copies. Each of these 6 copies shall be original, and shall have the same legal effect.

Article 55    The counterpart copies (stamped) of Party A and Party B’s business licenses within the validity period shall be attached as annexes.

This Contract shall take effect as of the date when the representatives of both parties sign and seal this Contract on the date specified on the first page of this Contract, and shall be valid as an annex to the "Commodity Housing Presale Contract" or the "Contract for Sale of Finished Commodity Housing", and shall be binding on all proprietors of this property.

Party A: Beijing Jingkai-Gongda Investment Management Co., Ltd /s/Beijing Jingkai-Gongda Investment Management Co., Ltd	Party B: Beijing Development Area Co.,Ltd /s/Beijing Development Area Co.,Ltd
Signature and seal: /s/Shiyi Zhou	Signature and seal: /s/Guangqing Guo
Date:	Date:

52

Annexes:

1. Layout Plan

2. Details of Property Constitution

3. Details of Commonly Shared Sections of the Property

4. Details of Commonly Shared Facilities and Equipment of the Property

5. Details of Property Service

6. List of Hand-over Materials

53

Annex 1: Layout Plan

54

55

Annex 2:

Details of Property Constitution

Boundaries of Property	Corresponding Planned Building Number	Planned Construction Area (m3)	Floor Area (m3)	Remarks
	B1 office building	6674.59
	B2 office building	5999.00
	B3 office building	5013.55
	B4 office building	4605.2
	B5 office building	6262.02
	B6 office building	4893.38
	B7 office building	6262.02
	B8 office building	3419.06
	B9 office building	3433.89
	B10 office building	4914.03
	B11 office building	2895.65
Stage 1 D1F1	B12 office building	2715.48
Parcel (east to	B13 office building	2895.65	54928.2
Jinghai 3rd Road;	B14 office building	2715.48
west to Jinghai	Subtotal	83832.86
1st Road; south to Kechuang 13th	A1 Residential Building and Supporting Commercial Properties	9398.70
Street; north to D1 Block Road)	A2 Residential Building and Supporting Commercial Properties	11102.12
	A3 residential building	5107.47
	A4 residential building	8122.87
	A5 residential building	5107.47
	A6 residential building	8191.73
	Subtotal	47030.36
	Total	130863.22
Stage 2 D1C1	C1 office building	33639.54
Parcel (east to	C2 office building	24753.57
Jinghai 3rd Road;	C3 office building	15049.66
west to Jinghai	C4 office building	19990.67
1st Road; south to D1 Block Road; north to Kechuang 12th Street;)	DX1 underground garage, commercial properties, ancillary facilities, and air raid shelters	37924.56	37994.9
	Total	131358

The final area shall be determined by the actually measured area in the report.

56

Annex 3:

Details of Commonly Shared Sections of the Property

1. Load-carrying structure of the building

2. Main structure of the building

3. Public hallways

4. Public corridors

5. Public staircases

6. Inner courtyard

7. Outdoor wall surfaces

8. Roofs

9. Fire control and security surveillance rooms

10. Machine rooms

11. Public restrooms

12. Public greens

13. Rooms used by property service company

57

Annex 4:

Details of Commonly Shared Facilities and Equipment of the Property

1. Elevators: 36 units

2. Septic tanks and rainwater retention tanks

3. Power distribution room

4. Power distribution room

5. Main boxes

6. Property service rooms

7. Rooms for commonly-shared facilities and equipment

8. Underground motor vehicle parking garages

9. Roads

10. Inter-building and central greens

11. Sewer manholes

12. Catch basins

13. Power transformation and distribution system

14. Public lighting facilities

15. High pressure water pumps

16. Fire facilities

17. Lightning protection facilities...

58

Annex 5

Standard for Beijing Residential Property Management (Class III)

DB11/T 751-2010

Class III Standard for Beijing Residential Property Service

1. Basic requirements

1.1 Customer service premises

1) A customer service center with office furniture, telephones, and other office equipment shall be set up.

2) An original copy or photocopy of the qualification certificate of the property service company, photos of persons in charge of the project, property service items, service standards, chargeable items, charge rates, and all other relevant information shall be made public.

3) The customer service center shall be open for business for at least 8 hours during work days and shall have watch-keepers on duty beyond the work hours.

4) 24-hour service hotlines shall be set up and made public.

1.2 Staffing

1) All staff shall obtain vocational qualification certificates as required.

2) The staff shall wear uniforms and badges according to their respective job posts.

3) A project leader in charge of the property service project, as well as building safety administrators, shall be appointed.

4) The project leader shall have more than 2 years of work experience on an equivalent job post with a property service company and shall be currently registered in the municipal credit information database of project leaders.

1.3 Rules

1) Management rules shall be established for the maintenance and repair of commonly-shared sections and facilities, fire safety and prevention, greening and landscape maintenance, environmental sanitation, and maintenance of public order.

2) An emergency plan shall be established for unexpected public events.

3) A training system shall be established to organic training and examination on a regular basis.

4) A property service log shall be created.

1.4 Archives

1) A property management file shall be created

2) Personnel shall be appointed for file management

3) Basic information, basic records, repair and maintenance records, and charging records shall be managed with computers.

1.5 Signs

Property service signs, such as safety warnings, operation and construction warnings, and kindly reminders shall be set up.

1.6 Customer service

1) The performance of the property service contract and the income and expenditures in the previous year, as well as the budget for the current year, shall be made public in the first quarter of every year.

2) For important matters of property service which are related to the normal life of proprietors or house users, notices shall be posted at main entrances and exits as well as the entrance to each apartment unit.

59

3) Conducts in violation of laws and regulations on public security, planning, and environmental protection shall be discouraged and reported to competent authorities.

4) For urgent repairs of water and power facilities, repair workers shall reach the site within 20 minutes. For other repairs, repair workers shall reach the site within the time limit agreed upon by both Parties. Notices shall be given within 30 minutes of repairs of facilities and equipment for which specialized service enterprises are responsible, and return visits shall be paid for such repairs.

5) Responses shall be made within 2 work days to the opinions, suggestions, and complaints made by the proprietors or house users. Return visits shall be paid for complaints.

6) Opinions on property service shall be publicly solicited once every year; subsequent rectifications shall be made public.

7) Service quality of the project shall be examined once every month. Safety inspections shall be conducted before important holidays and festivals.

8) Proprietors shall be invited to visit the machine rooms for commonly-shared facilities and equipment every year.

9) At least one community culture event shall be organized every year.

10) Bulletin boards shall be set up, in order to assist relevant authorities in public welfare publicity programs.

11) Insurances for shared sections, shared facilities and equipment, and public liability shall be bought as required.

12) If conditions permit, specially engaged services, such as indoor cleaning, laundry, cooking, car wash, property custody, and ticketing shall be provided.

1.7 Commissioning of the management specialized services

1) Commissioning contracts for specialized services shall be signed to define the rights and obligations of each party.

2) Specialized service enterprises shall meet the qualification requirements set out by competent authorities; operating personnel shall have corresponding vocational qualification certificates.

3) The staff of specialized service enterprises shall wear uniforms and badges.

4) Specialized services shall be supervised, managed, and assessed.

2. Operation, repair, and maintenance of commonly-shared sections, facilities, and equipment

2.1 Integrated management

1) Basic files of housing and commonly-shared facilities and equipment shall be created.

2) Operation, inspection, and maintenance records shall be archived on a monthly basis.

3) Inspections shall be conducted to assess the safety of the use of houses.

4) For problems identified during the inspection of commonly-shared sections, repair plans shall be developed according to the scopes of responsibility and the problems shall be repaired in accordance with their respective repair plans; failures in the operation of commonly-shared facilities and equipment, as well as problems identified during inspections, shall be repaired promptly.

5) The repair and maintenance plan for the next year shall be determined in the fourth quarter of every year.

6) Special-purpose equipment shall be operated, repaired, maintained, and regularly tested in accordance with relevant regulations.

60

7) Inspections shall be conducted and preventive measures shall be implemented before and after extreme weather conditions, such as thundering, heavy rainfall, strong winds, and sandstorms.

8) Machine rooms

(1) Machine rooms shall be cleaned once per month and shall be clear of sundries

(2) Mouse baffles, raticide boxes, or mouse glue traps shall be set up.

(3) Fire equipment shall be provided in easily visible and accessible positions. Fire equipment shall be checked once per month to make sure it is intact and effective.

(4) Facilities and equipment shall have all necessary signs and nameplates.

(5) Relevant rules and certificates shall be posted or hung in easily visible positions

(6) Shift handover records and work logs shall be full and complete.

2.2 Commonly-shared sections

1) Building structure

Structural members, such as beams, plates, and columns shall be checked once per quarter. If any deformation or crack is detected during visual inspection, a request for building safety assessment shall be filed, necessary protection measures shall be taken, and repairs shall be carried out according to the assessment results.

2) Building components

A) Wall finish, plastering, eaves, balconies, rainshades, and supporting members for outdoor units of air conditioners shall be checked once per quarter

B) Patrol inspection shall be conducted once per month for doors, windows, and glass of commonly-shared sections.

C) Indoor flooring, wall surfaces, ceilings, outdoor roofs, and water aprons of commonly-shared sections shall be checked once per quarter.

D) Waterproofing and rainwater down pipes shall be checked before the flood season every year and after heavy rainfall

3. Ancillary structures

1) Patrol inspection shall be conducted once per month for roads, yards, stairs and handrails, curb stones, tube wells, ditches, and channels.

2) Rainwater and sewage wells shall be checked once per quarter.

3) Patrol inspection shall be conducted once per month for gates, enclosing walls, and fences.

4) Patrol inspection shall be conducted once per month for leisure chairs, pavilions, sculptures, and featured landscapes.

5) Lightening protection devices shall be tested once per year.

2.3 Air conditioning system

1) Before operation, a systematic inspection shall be conducted for the water chilling unit, circulating water pumps, cooling tower, fans, fan coils, and water treatment facilities and equipment.

2) During operation, patrol inspection shall be conducted once per day for the air conditioning system in order to ensure that the indoor temperature meets relevant requirements.

3) Energy saving measures shall be developed and energy consumption shall be counted and analyzed on a monthly basis.

61

4) Pipes and valves shall be checked and derusted once per year.

5) Pressure vessels, meters, and noise of the cooling tower shall be checked once per year.

6) The fresh air ventilator, air processor filter screen, surface air cooler, box body, and fan coil filter screen shall be cleaned and sterilized once per year.

7) An overhaul shall be conducted on the air conditioning system every year.

2.4 Secondary water supply facilities

1) Sterilizing equipment shall be used in accordance with requirements by health and disease prevention authorities. Cleaning and sterilizing shall be conducted according to relevant requirements. Water quality measured in water quality tests shall meet national hygienic standards on domestic and drinking water.

2) Patrol inspection shall be conducted twice per day on the water tank room and water pump room in order to check the operating status of equipment.

3) The standby water pump shall be switched online once per quarter.

4) Lubrication of water pumps shall be checked once per year; the lubricant shall be replenished or replaced as necessary. Water pumps shall be maintained once per year.

5) Water supply pipes and valves shall be derusted and painted every year. All exposed pipes shall be freeze-proofed before the beginning of each winter.

6) Cover plates of the water tank and the impounding reservoir shall be kept intact and locked; the key shall be kept by specially assigned persons. The overflow pipe orifice and the ventilation pipe orifice shall be covered with metal protection screens and shall be kept intact.

2.5 Drainage system

1) Drainage facilities

Before each flood season, the rainwater and sewage wells and roof rainwater inlets shall be inspected, cleaned, and dredged. After every rainfall, the main drainage outlets and tubular wells shall be inspected.

2) Sewage pumps

Patrol inspection shall be conducted twice per day during the flood season and once per week beyond the flood season in order to check the operating status of the equipment; a manual startup test shall be conducted once every two weeks; maintenance shall be done once per quarter.

3) Septic tanks

Septic tanks shall be checked once every six months and shall be dredged if necessary.

2.6 Lighting and electrical equipment

1) In-building lighting

Patrol inspection shall be conducted three times per week. General failures shall be fixed within one day; complicated failures shall be fixed within 5 days.

2) Outside-building lighting

Patrol inspection shall be conducted once per week. General failures shall be fixed within one day and complicated failures shall be fixed within one week. The time controller shall be adjusted once per month.

3) Emergency lighting

Patrol inspection shall be conducted once per day. Any failures identified shall be instantly fixed.

4) LV cabinets

62

Patrol inspection shall be conducted twice per day on the operating status of equipment. Maintenance shall be done once per year, including fastening, testing, and cleaning; electrical safety shall be checked once per year.

5) LV power distribution cabinets and LV lines

Patrol inspection shall be conducted once per month on the operating status of equipment; Maintenance shall be done once per year, including fastening, testing, and cleaning.

6) Control cabinets

Patrol inspection shall be conducted once every two weeks on the operating status of equipment; Maintenance shall be done once per year, including fastening, testing, commissioning, and cleaning.

7) Power generators

Commissioning shall be done once per month to ensure normal operation. Storage batteries shall be activated once per year. Patrol inspection shall be conducted once per week for battery chargers and storage batteries.

8) Testing

The in-house power meter shall be tested once every five years.

9) Power distribution rooms and power distribution compartments on every floor

Proper measures shall be taken to keep out small animals. Perimeters of wiring ducts passing through walls shall be tightly sealed. Locks shall be intact. Incoming and outgoing lines of cables and switches shall have proper signs.

2.7 Security system

1) Alarm control host

Patrol inspection shall be conducted once per day to check the operating status of equipment. Surfaces shall be cleaned once every two weeks and interiors shall be cleared of dust once every six months.

2) Door machine of intercom

Buttons and display shall be checked once per month. Surfaces shall be cleaned once per month; Interiors shall be cleared of dust once every six months.

3) Network control cabinet

Appearance shall be checked once every six months. For connecting wires, surface cleaning shall be done once per quarter and internal dedusting shall be done once per six months.

4) Infrared emission detectors

Wiring, detecting range, and waterproofing shall be checked once per quarter. Surfaces shall be cleaned once per quarter and interiors shall be cleared of dust once every six months.

5) Video acquisition devices

Surveillance images and video recording functions shall be checked once per week. Surfaces shall be cleaned once every two weeks and interiors shall be cleared of dust once every six months.

6) Cameras

A) Focusing, infrared night vision, wiring, and waterproofing shall be checked once per quarter and adjustments and tests shall be performed as appropriate. Surface cleaning shall be done for lenses once per quarter. Internal dedusting shall be done for the protective housing once every six months.

B) During operation, patrol inspection shall be conducted on the spray pond, water pumps, and ancillary facilities twice per week and the anti-creeping facilities shall be checked once per month.

63

C) Safety warning signs shall be set up as necessary.

D) Water quality shall meet hygienic requirements.

3. Fire safety and prevention

3.1 Integrated management

1) A fire safety responsibility system shall be established and implemented. Persons responsible for fire safety shall be appointed. Fire safety responsibilities shall be clearly defined for every level and every job post.

2) A voluntary firefighting team armed with necessary firefighting equipment shall be set up. Relevant personnel shall master the basic firefighting knowledge and skills. A fire drill involving employees and proprietors or house users shall be organized annually.

3) Fire safety bulletins shall be set up and regular fire safety education shall be carried out. Two fire safety trainings shall be provided for employees every year.

4) Patrol inspection shall be conducted on fire protection once per day. Fire protection inspection shall be conducted once per month. Firefighting equipment shall be tested once per year according to relevant regulations in order to ensure that the evacuation paths, safety exits, fire lanes, and firefighting facilities and equipment meet relevant safety requirements.

5) An conduct in violation of fire safety rules, as well as fire hazards, must be immediately corrected or eliminated once discovered. Any conduct or hazard that cannot be corrected or eliminated must be reported to the fire department of the local police.

6) The fire control room shall be manned by watch-keepers around the clock. Each shift, which consists of two persons, shall promptly process all kinds of alarms and failure information.

7) In the event of a fire, the police must be immediately notified. Attempts shall be made to put out fire in its initial stage, personnel in danger shall be evacuated, and assistance shall be offered to the fire department.

3.2 Repair and maintenance of firefighting facilities and equipment

1) Automatic fire alarm system

(1) Patrol inspection shall be conducted once per day on fire alarm controllers interlock control equipment to check the functioning of equipment and to ensure uninterrupted around-clock normal operation. The alarm function of alarm controllers and interlock control equipment, as well as the interlock control, display, and printing functions, shall be checked and tested once per month. Interiors of machine cabinets shall be dedusted once per year.

(2) Fire alarm controllers, manual alarm buttons, and alarm devices shall be randomly selected for testing once per month. After having been in use for 2 years, the alarm and warning functions of manual alarm buttons and alarm devices shall be cleaned by specialized cleaning companies once every three years.

(3) Standby power supply

The master power supply and standby power supply shall be tested and switched between each other once per month. The standby power supply and storage batteries shall be put to one charge-discharge test every quarter.

64

2) Fire control broadcast system

The interlock and forced switchover functions of fire emergency telephones, intercom phones in important locations, intercom telephone hosts, broadcast equipment, megaphones, and loudspeakers shall be checked and tested once per month, and their volume shall be tested as well; the interiors of machines shall be removed of dust once per year and the equipment inside cabinets shall be removed of dust once per year.

3) Smoke control and exhaust system

Irrigation shall be well planned. The irrigating water shall completely and evenly permeate the soil to prevent conspicuous drought and flood; Generally, plants must be watered 4 months before germination, 5 months before germination, in autumn, and before winter, respectively. For cool-season lawns, a higher frequency of irrigation may be adopted according to the growth and soil conditions.

2) Fertilization

Fertilizers shall be administered according to plant growth. Arboreal trees shall be fertilized once or twice every two years; shrubs shall be fertilized once or twice per year; Ground cover and lawn plants shall be fertilized twice or thrice per year. Additional fertilization may be used for bedding plants according to their growth. Dependence on chemical fertilizers shall be minimized.

3) Pest and plant disease control

Based on the pattern of plant pests and diseases, plants shall be inspected at least three times per month during the growing season and pests and diseases shall be controlled in accordance with the inspection results, so that leaves do not fall prematurely and plants do not die because of pest or disease.

4) Trimming

Arboreal trees shall be trimmed once every winter. Shrubs shall be trimmed once during the growing season and in the winter, respectively. The green hedges and color lumps shall be trimmed once before the Labor Day, before the National Day, and in the winter, respectively. Cool-season lawns shall be trimmed at least once or twice per month, depending on the growth, during the growing season and at least 12 times per year.

5) Weeding

Full weeding shall be carried out three times per year. The weeding frequency shall be elevated for important green belts. Green belts with weeds shall not exceed 10% of the total green belt area. Seasonal weeds shall be effectively controlled.

6) Garbage disposal

Waste created during greening work and garbage in the green belts shall be cleared three times per week.

4.3 Inspection of work

1) Greening work shall be checked three times per month during the growing season.

2) Landscape maintenance measures and work plans shall be developed for each quarter.

3) Greening files shall be present.

5. Environmental hygiene

5.1 Collection and removal of household garbage

1) Sorted collection shall be implemented for household garbage.

2) Hermetic garbage collection vessels with sort signs shall be provided.

65

3) Garbage collection vessels shall be cleaned at least once every two weeks. Pesticides shall be sprayed daily during the breeding season of flies and mosquitos.

4) Garbage shall be moved to designated garbage disposal sites once per day and shall not be dumped randomly.

5) Garbage trucks shall be clean and tidy in appearance.

5.2 Cleaning of commonly-shared sections of property

1) Inside buildings

(1) Lobby and elevator hall on 1st floor

The ground of the lobby and the elevator hall on the 1st floor shall be swept and mopped once per day. The mailboxes and glass surfaces in the lobby shall be wiped once per week. The wall surfaces in the lobby and in the elevator hall shall be wiped once per month. Patrol inspection and cleaning shall be done for the lobby and the elevator hall on the 1st floor once per day.

(2) Corridors and stairs

Grounds of corridors and stairs shall be swept once per week and mopped once every two weeks. Shared facilities, such as handrails, windowsills, fire doors, fire hydrants, and signs of the stairs, shall be wiped once every two weeks. Light fixtures in the building shall be dedusted once per quarter. Patrol inspection and cleaning shall be done for the corridors and stairs on a daily basis.

2) Elevator compartment

The doors and panels of the elevator compartment shall be wiped once per day. The ground of the elevator compartment shall be mopped once per day. Elevator compartments decorated with stainless steel or other materials shall be maintained once per month. Elevator compartments decorated with stone materials shall be maintained once per quarter. Patrol inspection and cleaning shall be done twice per day for the elevator compartment.

3) Terrace and roof: The terrace and roof shall be swept once per quarter; during the rain season, the terrace and the roof shall be swept once every 2 months. Patrol inspection shall be conducted once per month on the terrace and internal courtyard and any sundries shall be promptly removed.

4) Outdoor roads and facilities

Sweeping shall be done once per day and patrol inspection and cleaning shall be done twice per day for the outdoor roads. The outdoor public lighting and shared facilities shall be cleaned once per month. Rain hoods and door awnings shall be cleaned once per quarter.

5) Waterscape

Sterilization and purification shall be carried out according to the water quality. During operation, the water surface shall be cleaned twice per week and the bottom of the pond shall be cleaned twice per year.

6) Pest control and prevention

Assistance shall be offered to competent authorities in pest control and prevention. Prior notices shall be given of pesticides to be administered. Easily visible signs shall be set up where pesticides have been administered.

7) Cleaning in rainy and snowy weathers

After a rain, water in the main roads and trunk roads of the community shall be swept away. In snowy weathers, ground snow shall be promptly swept away and ground ice shoveled. If it snows at night, the ice and snow on main roads shall be removed before 10:00 AM next morning.

66

5.3 Inspection and logging of work

1) Quality of cleaning shall be checked once per day and proper records shall be kept.

2) Quality of cleaning shall be fully checked once per quarter and proper records shall be kept.

3) Complete cleaning files shall be kept

6. Maintenance of public order

6.1 Main entrances and exits shall be guarded by specially assigned watch-keepers around the clock.

6.2 Patrol inspection routes shall be set. Patrol inspection shall be properly carried out and recorded, twice between 6:00 and 22:00 and once between 22:30 6:00.

6.3 Patrol inspection shall be conducted on parking lots and order shall be properly maintained for the use of roads and sites.

6.4 Motor vehicles must have proper permits when entering or exiting the property.

6.5 Security control rooms shall be manned by specially assigned watch-keepers around the clock; Surveillance videos and alarm records shall be retained for 30 days in case of the need to investigate. Management rules and emergency plans shall be posted in conspicuous positions.

6.6 Illegal conducts shall be immediately reported to the police and assistance shall be offered to competent authorities in processing illegal conducts.

6.7 Two special emergency plan drills shall be conducted every year and proper records shall be kept.

6.8 Duty personnel shall stand by around the clock.

6.9 Records and files

1) Complete and valid records shall be kept of all items of work.

2) Complete files shall be kept.

7. Decoration and fitting management

7.1 Decoration and fitting management service rules shall be established.

7.2 Decoration and fitting management files shall be created.

7.3 Declaration and registration of proprietors or house users for decoration and fitting shall be proper handled. Interior decoration and fitting management service agreements shall be signed with proprietors or house users, who shall be informed of the forbidden behavior and precautions in the decoration and fitting work.

7.4 During decoration and fitting, patrol inspection shall be conducted for the site once per day. If it is discovered that the proprietor or the house user fails to declare and register the decoration and fitting project or violate the law or any relevant regulation, such behavior shall be immediately dissuaded. If the proprietor or the house user refuses to correct such behavior, the violation shall be reported to competent authorities, the proprietor, and the proprietors committee and shall be made public within the range of the property management.

7.5 Inspection shall be carried out after decoration and fitting is completed. Any interested party that violates the interior decoration and fitting management service agreement shall be treated as agreed.

7.6 If the removal of decoration waste is commissioned to a third party, the waste shall be temporarily piled in designated locations and retention and covering measures shall be taken. Such waste shall be removed within 2 days. If the decoration waste is to be removed by the constructor, the waste shall be transported out of the property in bags or in hermetic vessels within 2 days.

67

Property Service Contract of Beijing Jingkai One Center Project

Annex 6:

List of Hand-over Materials

1. Site plan of the completion; as-built drawings of individual buildings, structures, and equipment; as-built drawings of supporting facilities and underground pipes; and layout drawings of pipelines for buildings.

2. Technical data on the installation, use, and maintenance of facilities and equipment

3. Quality warranty documents and user's instruction documents of the property (Building Quality Warranty and Building User's Manual)

4. Materials of acceptance inspection by related professional agencies

5. List of property rights of the house and supporting facilities (including proprietor's name, construction area, and contact information)

6. Pressure test reports for water supply and heat supply systems

7. Report on measured area

8. Other materials required for property service

68

Beijing Jingkai·One Center Project

Temporary Management Convention

Project Owner: Beijing Jingkai-Gongda Investment Management Co., Ltd.

(MM)/(DD)/(YY)

69

70

Part 1 General provisions

To carry out the after-sales property management of Beijing Jingkai · One Center Project (this “Property”), safeguard legitimate rights and interests of all proprietors and house users, and to preserve public environment and order in the shared areas of the property, the project owner, prior to sales of the property, develops this temporary management convention (this “Convention”) with respect to use, maintenance and management of the property, common interests and obligations of proprietors, and liability for violation of this convention in accordance with the Regulations of Beijing Municipality for Realty Management (Decree of the People’s Government of Beijing Municipality No. 219) and the relevant laws, regulations and policies.

The Owner shall present and explain this convention to the Buyer prior to sales of the property. This convention shall be attached to the Beijing Commodity Housing Presale Contract or the Contract for Sale of Finished Commodity Housing in Beijing to be made by and between the first Buyer of the property and the Owner (the “Housing Purchase Contract”) as an annex thereto. By written undertaking in connection with this convention, the first Buyer acknowledges this convention, and effects of this convention shall be extended to subsequent Buyers of the property.

This convention shall be binding upon the Owner, proprietors and the house users. The proprietor shall warrant that the co-occupier and the relevant person to use this property in compliance with this convention and the relevant regulations.

Agreements involving common interests of proprietors contained in the Preliminary Property Service Contract by and between the project owner and the property service enterprise shall be consistent with those of this convention.

Part 2 Overview of property

I. Overview of properties within the property area:

Name of property: Beijing Jingkai · One Center

Location: Lot D1F1, Eastern Zone, Beijing Economic-Technological Development Area Road

Type of property: office and commercial properties

Floor area: 83,832.86m2 (measured area prevails)

Scope of the property

East to: 3rd Jinghai Road

South to: 13th Kechuang Street

West to: 1st Jinghai Road

North to: Qujian Road D1#

Details concerning properties situated within area of this property are found in the Preliminary Property Service Contract.

II. Rooms for property service within area of this property are located on the aboveground 1F and underground 1F of A2, with floor area: aboveground 100m2, and underground 50m2.

71

III. Overview of property service enterprise:

Name of enterprise: Beijing Jingkai Investment Development Co., Ltd.

Legal representative: Guo Guangqing

Business license number: 110000001699163

Qualification class and qualification certificate number: No.0075 JWQZS [2014]

Registered office: Building 1, Zone A, Beijing Gongda Software Park, No. 1 Disheng North Street, Beijing Economic-Technological Development Area, Beijing, 100176, China

Contact phone: 010-67873388

Part 3 Use, maintenance and management of exclusive areas of property

IV. A proprietor is entitled to occupation, use, income and disposal of the exclusive area of the property, and shall also comply with the relevant laws and regulations of the country and Beijing municipality without endangering safety of the building or infringing upon legitimate rights and interests of any other person. The proprietor and the house user shall comply with regulations on supply of power, water, heating, and of gas, drainage, accessibility, ventilation, lighting, decoration & outfitting, surrounding sanitation and environmental protection, and properly deal with his or her relationship with proprietors of neighboring houses in the principles of facilitation of use, safety and neatness of the property, fairness and rationality without jeopardizing public interests and interests of any other person.

V. A proprietor shall, upon expiration of the warranty period of the property, solely take charge of maintenance and repair of the exclusive area of his or her property. Such proprietor shall be liable for any loss of any other proprietor incurred due to delay in repair or maintenance or failure to take actions to eliminate potential safety risk.

VI. A proprietor and a house user shall use the property for the planned purpose set forth in the house purchase contract, and annex and supplementary agreement thereto, and where the planned purpose of the property has to be changed, such proprietor and house user shall complete the relevant procedures in accordance with the laws subject to approval by the relevant competent governmental authority with written consent of the interested proprietor, project owner and the property service enterprise, and shall notify the property service enterprise, property right holder and proprietors committee of such change. Nature of use of the shared sections and facilities that are developed within the property management area according to the planning shall not be changed.

VII. A proprietor and a house user shall promptly deal with any potential safety risk that is revealed during use of water, electricity, gas, heating, cooling and ventilation facilities and equipment in accordance with the relevant regulations and report such risk to the property service enterprise and authority concerned; coordinate with the relevant authority to take actions to avoid danger when emergency event occurs; comply with and ensure their employees, visitors, customers, agents and contractors to comply with regulations concerning fire protection safety and safety rules developed by property the property service enterprise, and shall make sufficient fire extinguishers available within his or her unit.

72

VIII. For outdoor and indoor equipment, facilities, and garden greening and sites of a proprietor,, which are either situated within the exclusive area or are used by such proprietor independently, such proprietor shall entrust the qualified professional enterprise with regular inspection, repair and maintenance of items including (but not limited to) lifting equipment, pressure vessel equipment, pressure gauge, fire-fighting facility and equipment, greening support facility and equipment, and central air-conditioning equipment, obtain the permit for safe operation from the competent governmental authority, and shall be liable for any and all expenses incurred in connection therewith pursuant to the relevant regulations of the country and Beijing municipality.

VX. Neither a proprietor nor a house user shall modify structure, appearance and use of the house without authorization; engage in catering and other trades resulting in excessive noises to residents and environmental pollution in the ground floor store of the residential property; open or block exterior door and window or change their sizes and styles without authorization; change material and color of finish of outer wall; erect or develop any building and structure on the roof, building body, and accessory platform and within any other commonly shared sections; and change the pipe without authorization.

X. In the event that the property service enterprise has to access the exclusive area for repair, maintenance, renewal and renovation of the shared areas of the property, it shall give a prior notice to the relevant proprietor and house user, and proprietor and house user of the relevant exclusive area shall coordinate with such enterprise. If a proprietor or house user hinders or provide negative coordination in connection with such repair, maintenance, renewal and renovation, resulting in damage to or any other loss of the property, such proprietor or house user shall be liable for aggravation of the loss incurred from such hindering or negative coordination.

If the proprietor refuses or fails to repair after receipt of notice, the property service enterprise is entitled either to perform on its own or to cause any third party to perform such repair , in which case the proprietor shall be liable for any and all consequential losses and expenses, and it shall also pay the property service enterprise the fines equal to 2‱ of total property purchase price on daily basis for the period commencing from the date on which the property service enterprise gives oral or written warning and ending on the date on which such repair is completed. Such fines shall be fully paid one time on the date of remedy of the breach, and shall be allocated to the public fund of the community.

If the proprietor refuses to accept liability for repair or loss, or fails to pay the fines on due date, hindering normal operation of the property or resulting in damage to the property or loss of any other proprietor, such other proprietor and the property service enterprise have the right to entrust professional lawyer with safeguarding their rights, and such proprietor shall bear any and all consequential costs and expenses (including but not limited to attorney's fee).

73

In the event that the property service enterprise, as a result of an emergency that endangers public interests and legitimate rights or interests of any other proprietor, has to access the exclusive area of a property for maintenance or repair, the property service enterprise shall notify the relevant proprietor or house user of such property in advance, and if it is indeed impossible to notify such proprietor or house user, the property service enterprise is allowed to perform such repair or maintenance under supervision of the public security authority, government of the relevant jurisdiction, and other non-interested proprietor, provided that the enterprise shall notify the relevant proprietor or house user thereafter and shall well settle the problems arising thereafter.

XI. In the event that a proprietor or house user has to temporarily occupy or dig road or site due to repair or maintenance of property or due to public interest, such proprietor or house user shall complete the relevant formalities in accordance with the relevant laws and regulations, issue public announcement in advance, obtain written consent from the property service enterprise hired by the project owner, and shall reinstate such road or site within the agreed period. Such proprietor or house user shall be liable for any consequential loss of the property service enterprise, any other proprietor or house user, and any third party.

XII. If a property poses safety threat or endangers public interests or legitimate rights or interests of any other proprietor, the relevant responsible person such as proprietor or house user of such property shall immediately take actions to eliminate such threat.

1. Neither a proprietor nor a house user shall raise any animal and pet within the area of property in the office park.

2. Where a proprietor or house user engages in such activities as production, processing, office and R&D in buildings in the park, such proprietor or house user shall execute the relevant national standards, develop the relevant management, production and safety measures, as well as prevention measures, and shall arrange and use park facilities and energy facilities in a reasonable manner.

3. To transport goods into or out of the park, the organization shall comply with the relevant property management rules, and the proprietor or house user shall go through the relevant formalities with the property service enterprise. Any large transportation vehicle with capacity more than 30t (including 30t) is prohibited from accessing into the park, and in case of transportation in such large vehicle, the proprietor or the house user shall arrange lighter on its own.

XIII. Where a proprietor leases out, transfers or otherwise dispose of his or her exclusive area, such proprietor shall notify the project owner and the property service enterprise in writing in advance, notify the tenant and the buyer of this convention in compliance with the regulations for leasing and transfer of house, and shall notify the project owner and property service enterprise of the lease and transfer (i.e., attach this convention to the relevant contract or document as annex thereto, notify the project owner and the property service enterprise of disposal of the realty in writing within three days as of the date of execution of such relevant contract and document, and submit the letter of commitment for the right successor signing this convention to the property service enterprise), otherwise the proprietor shall be severally and jointly liable for loss and overdue fee incurred due to violation of the property management system and this convention on part of the tenant and the transferee.

74

Part 4  Use, maintenance and management of shared areas of property

XIV. A proprietor shall be entitled to rights and assume obligations in connection with shared area of the property, and shall not refuse to fulfill obligations by reason of waiver of any right. When using shared area of the property, a proprietor or house user shall comply with regulations and rules developed by the project owner for use of shared area of property, and maintenance of public order, environment and sanitation in accordance with the Preliminary Property Service Contract. In case of damage to the shared area of property as a result of improper use on part of the user, the responsible person shall assume the legal liabilities such as reinstatement and compensation for loss.

XV. A proprietor or house user shall reasonably use the shared facility and equipment, consciously maintain the property neat and good-looking, and comply with regulations of the governmental for appearance and environment of the municipality. A proprietor or house user shall not erect any facility, building or structure, permanent or temporary, within the public area; not damage pipe well or cable above or ground the greening area, not shade or enclose the well lid, and not disturb necessary infrastructure within the greening area, installation and normal operation of the equipment.

XVI. When driving and parking a vehicle within the property management area (including motor vehicle and non-motor vehicle), a proprietor or house user shall comply with the rules for driving and parking within the property management area without parking the vehicle on the shared road, public greening area and other public sites and without occupying fire-fighting passageway or outdoor hydrant and equipment pipe well.

A property service staff has the right to instruct any person who violates the parking management rules to rectify such violation immediately, and such person shall be liable for any and all consequential losses. Any person shall otherwise sign the agreement for use and management of parking space with the property service enterprise and pay the relevant parking space management fee no matter how such person obtains the right of use of the parking space.

XVII. A proprietor or house user shall operate and use the lift in compliance with the relevant regulations of competent governmental authority.

XVIII. To erect company nameplates and sign boards (including but not limited to emblem) that are erected within public area, the proprietors or house users shall not install any such nameplate or sign board on their own but shall contact the property service enterprise for centralized fabrication and installation at the relevant expenses of such proprietors or house users. The project owner will provide spaces for hanging corporate guidance emblem at the entrance lobby on the ground floor, provided that the proprietor or house user shall notify the property service enterprise of the emblem details 7 days ahead of mobilization.

75

XIX. A proprietor or house user shall reasonably use water, electricity, gas, heating, cooling, ventilation, fire protection and security facilities and equipment without any unauthorized removal or modification in accordance with the relevant regulations, and shall be liable for any and all consequences and losses of public area, shared equipment, and neighboring proprietor or house user as a result of unauthorized removal or modification. The property service enterprise has the right to claim repair, recovery or compensation against a proprietor or house user in connection with any loss caused by such proprietor or house user, and to report such loss to the competent governmental authority and the competent industry authority. If any equipment or facility that is so removed or modified remains within its warranty period, then warranty obligation of the relevant warranty provide shall be terminated.

XX. Garbage of each building shall be classified according to the Regulations of Beijing Municipality for Administration of Domestic Garbage (Bulletin No. 20 issued by the Standing Committee of the 3rd Municipal People's Congress of Beijing), and shall be stored in area specified by the property service enterprise, which in turn shall arrange to clear such garbage.

XXI. The following acts shall be prohibited within the property management area:

1. unauthorized removal or modification of load bearing structure and main structure of the house, unauthorized change of appearance of the house, unauthorized occupation of or damage to shared area of property, shared facility and equipment and the relevant site, and unauthorized relocation of shared facility and equipment of property;

2. damage to or scratch of any public items of the property such as glass curtain wall, wall of passageway/corridor and glass/column, in which case the relevant responsible person shall be liable for costs in connection with repair.

3. drilling on the glass curtain wall or sticking any type of facility, object or advertisement board on the indoor or outdoor surfaces of the curtain wall. Any device shall not touch any structural member of the curtain wall, Correctly use and specially protect external door and window, and do not support the external window with a hard object. Promptly close and lock external door and window when all persons leave the property.

4. non-compliance of building load capacity of the property by installing (placing) any furniture, equipment, mechanical device and other articles exceeding the roof load capacity onto any part of the roof.

5. unauthorized placement of articles, unauthorized erection of any building, structure, bracket,  canopy, advertisement board, signboard, umbrella and any other article not approved by all other proprietors or house users onto the common terrace or roof platform.

6. stacking of flammable, explosive, hypertoxic, or radioactive substance, and emission of harmful substances such as air pollutant, water pollutant, noise, light, and electromagnetic wave.

7. blockage or obstacle of any public item or public site, or placement or disposal of any garbage or article in public item or public site or out of the window.

8. unauthorized hanging, posting, alteration, scratching, erection of flag, distribution of brochure, or installation of neon light in public item or the relevant site.

76

9. encroachment of or damage to public greening area (including but not limited to cutting and digging), road, flowers, trees, artistic landscape, and facilities and equipment for culture, recreation, sports and leisure.

10. parking on public road, or washing or repair of vehicles on public road.

11. installation of satellite receiver or any other high-power receiving device that shall be subject to approval by the governmental approval, without approval by the governmental approval.

12. engaging in activities endangering public interests and infringing legitimate rights and interests of any other person using the property.

13. demanding the property service enterprise for services irrelevant to the property management.

14. any other act prohibited by laws, regulations and this convention.

XXII. Any proprietor shall pay the specific repair fund as prescribed, and shall pay the property service fee in accordance with the Preliminary Property Service Contract. If a proprietor sells, transfers, mortgages or contributes his or her property, the repair fund he or she pays for the public item and shared facility and equipment shall remain the funds for repair and renewal of the public item and shared facility and equipment of the property.

XXIII. The order preservation staff has the right to inquire about a strange visitor and register such visit in order to preserve safety and order within the property management area, and a proprietor or house user shall cause the visitor to coordinate with such staff.

In case of fire, theft, personal injury or death and any other safety accident, the proprietor, house user, property service enterprise, and the project owner shall report to the public security authority. The property service enterprise and the project owner shall coordinate with such authority to conduct investigations and evidence gathering. The supervision video shall be kept in compliance with the relevant regulations.

XXIV. Where a proprietor or house user violates this convention, the property service enterprise has the right to urge such proprietor or house user to rectify such violation by advice, warning, prevention or any other measure permitted by laws, and such proprietor shall remedy such violation until he or she becomes compliant with this convention as required by the property service enterprise within the prescribed time limit at his or her remedy costs. If the proprietor fails to remedy his or her violation of this convention even through coordination, the property service enterprise is entitled to directly initiate civil litigation to the people's court, and if the proprietor violates the relevant regulations and policies, the property service enterprise is entitled to complain about and report such violation to the competent authority concerned.

77

Part 5  Decoration and furnishing

XXV. In order to maintain quality of the property, the proprietor and house user undertake that the decoration recipient and decoration & furnishing enterprise engaged by such recipient, as well as the project owner shall comply with the Guidance for Decoration for the property area to perform decoration. The proprietor or house user and the decoration recipient shall declare the decoration to and register the decoration with the property service enterprise prior to decoration, and sign the Housing Decoration Management Service Agreement with the property service enterprise, defining the relevant rights and obligations, components of service and liability for breach of agreement. The proprietor or house user shall conduct decoration & furnishing in accordance with the housing decoration management service agreement, and observe the precautions for decoration & furnishing, and shall not perform any decoration prohibition. The proprietor shall place the decoration & furnishing materials and waste resulted from decoration in the designated area without unauthorized occupation of the public items and public site of the property. The proprietor or house user shall pay fees in connection with decoration management (including but not limited to decoration management fee, decoration garbage disposal fee and decoration deposit).

During decoration & furnishing construction within the property management area, decoration work generating noises is prohibited in the building from 8:30 a.m. to 18:00 p.m. in working days, and actions shall be taken for decoration work to be performed in other times in order to mitigate interference with surroundings. The proprietor or house user shall post an announcement in the building, indicating the date and time of decoration & furnishing to be performed.

XXVI. Where decoration & furnishing of house influences normal operation of public item and shared facilities and equipment, and infringes upon legitimate rights and interests of neighboring proprietor or house user, the proprietor or house user of the property under decoration shall promptly reinstate normal operation and legitimate rights and interests, and shall assume the relevant compensation liability. The proprietor or house user shall coordinate with the property service enterprise to bind and manage the decoration & furnishing enterprise. The proprietor or house user shall promptly reinstate normal operation of the public items and shared facilities and equipment that is influenced by decoration of the house, and shall repair the public area if consequentially damaged and shall be liable for any consequential loss of any other proprietor or house user.

XXVII. During decoration of house, the proprietor and house user shall take finished product protection measures for the relevant public area, and shall neither remove or modify the load-bearing wall and pipes nor damage waterproofing course. The property service enterprise has the right to supervise and inspect decoration activities of the proprietor and the house user.

If any decoration work shall be subject to approval and acceptance by the governmental authority concerned pursuant to the relevant regulations, the proprietor and house user shall complete such approval and acceptance in accordance with such regulations, and shall file such decoration work with the property service enterprise. If modification of fire-fighting system is involved in the decoration, the proprietor or house user shall submit such modification to the fire protection authority for approval and acceptance and file such modification with the property service enterprise. Any proprietor or house user shall not move, relocate, close, replace, cancel or remove any fire-fighting equipment and facility without prior written consent of the property service enterprise, and shall not damage the fire-fighting facilities or result in wrong alarm of or damage to fire alarm system for human-made reason, otherwise such proprietor or house user shall be liable for any and all consequences incurred due to any act under the laws and regulations such as fire control law and the relevant fire control regulations, and shall also bear all repair costs, losses, and penalties imposed by the government.

78

Part 6  Preliminary property service

XXVIII. The project owner and property service enterprise shall take charge of preliminary property service for the property management area. Regarding exact property services, service standard and property service fee, the Preliminary Property Service Contract shall apply.  Any proprietor shall fully pay the payable fees under the property purchase contract or the Preliminary Property Service Contract .

XXIX. In order to safeguard their common interests, all proprietors agree to grant the following rights to the project owner with respect to property management activities:

1. to develop regulations and rules for use of public items and shared facilities & equipment of the property, preservation of public order, public greening area and environmental sanitation, and for other property service aspects.

2. to prevent the proprietor or house user from violating this convention and the regulations and rules by warning, advice, publicity and other necessary actions.

3. to withhold property service fee payable by the proprietor and any other fee collected and handed over on behalf of the proprietor under the laws, regulations and the Preliminary Property Service Contract.

4. to pay property service fee for unsold houses commencing from the due date of the property service fee. Where the property service fee for any unsold house paid by the project owner includes the property service fee that become payable after such house is sold, the project owner has the right to, following such sales, withdraw the balance of the said property service fee it pays without written confirmation by the proprietor.

5. to fully withdraw the balance of the preliminary property service fee the project owner pays as the preliminary property service provider without written confirmation by the proprietor, provided that the audited preliminary property service fee assumed by the project owner exceeds the actual fee incurred for the preliminary property service period, in which case the excess property service fee shall be the property of the project owner.

XXX. In order to safeguard their common interests, all proprietors agree to grant the following rights to the property service enterprise with respect to property management activities:

1. to cooperate with the project owner to develop regulations and rules for use of public items and shared facilities & equipment of the property, preservation of public order, public greening area and environmental sanitation, and for other property service aspects, in accordance with this convention.

2. it is lawful for property service staff to damage exclusive area of any proprietor without any liability, provided that such damage is indeed necessary for urgent danger prevention.

79

3. property service staff can open channel or door to any part of the property from time to time for any national administrative authority, law enforcement authority, or judicial authority if any such authority has to access the park in order to perform its duties, in which case the proprietor shall understand and cooperate with such authority.

4. there is no any personal, property custody or insurance relationship within this property with the proprietor and house user.

5. the property service enterprise may be relieved from liability for inconvenience brought to the proprietor or house user as a result of necessary maintenance or repair of the public item or shared facilities and equipment.

Part 7  Inspection and handover of project items

XXXI. In the event that all proprietors decide to terminate the preliminary property service contract and that they determine the property management mode, the project owner shall verify the shared areas of the property with the proprietors and handover the shared areas to the proprietors in the manner as prescribed in the regulations of Beijing for handover of property items.

XXXII. Where inspections demonstrate that the shared areas of the property comply with the relevant standards, or after inspection and handover are completed under the property purchase contract (including deemed completion of inspection and handover), the project owner shall fully fulfill obligations and responsibilities in connection with the shared areas in addition to the warranty liability, which shall be performed on the basis of the warranty period and warranty scope as provided in the national regulations and the property purchase contract.

XXXIII. The proprietors meeting shall, within 30 days after it is established and after the property management mode is determined, carry out post-inspection and handover of shared areas of the property with the project owner. The preliminary property service contract shall be terminated on the date on which the inspection and handover of shared areas of property are accomplished. In the event that the handover is not accomplished within the said 30 days for any reason not attributable to the project owner, the date on which the said 30-day period expires shall be deemed as the completion date of property handover.

XXXIV. If the proprietors meeting continues choosing the property service enterprise appointed by the project owner (including deemed de facto management), the project owner is not required to complete such formalities as handover and inspection with the property service enterprise given that the project owner has inspected the property and shared areas with and handed over the relevant documentations to the property service enterprise in accordance with the Measures for Property Undertaking and Inspection (J. F. [2010] No. 165), and Measures of Beijing Municipality for Realty Management (Decree of the People's Government of Beijing No. 219) when the project owner appointed the property service enterprise, and that the property service enterprise has been managing and maintaining the shared areas, and the date on which the proprietors meeting makes decision shall be deemed as the completion date of handover and inspection, commencing from which the Buyer shall pay the property service fee.

80

XXXV. If any dispute arises out of inspection of the shared areas between the proprietor and the property service enterprise, and if authoritative organization determines that the shared areas satisfy the relevant criteria, the handover shall be deemed to be completed at time of inspection, and the proprietor shall pay the due but not paid property service fee if any.

XXXVI. The shared areas of property shall be inspected and handed over as long as they materially comply with the handover conditions, and any repairable defect in the shared area shall not influence receipt of the property, provided that the project owner shall be responsible for repair of such defect.

Part 8  Property service fee

XXXVII. Any proprietor or house user shall pay the project owner or property service enterprise the property service fee promptly in accordance with the Preliminary Property Service Contract, and if a proprietor entrusts the property service enterprise with providing specially engaged service other than those set forth therein, such proprietor and the property service enterprise shall otherwise agree upon fees for such specially engaged service.

1. Property service rate:

Office Building (sold as a whole): 5.50yuan/month• m'

Office Building (partially sold ): 6.50yuan/month• m'

Commercial property: 5.50yuan/month• m'

2. Payment period of property service fee: the project owner or the property service enterprise shall pre-collect the property service fee on annual basis. A proprietor shall pay the property service fee for the first year when he or she moves in the property.

3. Subsequent payment of property service fee: the property service enterprise will remind the proprietor of paying the property service fee for the next year thirty days prior to expiration of the period related to the property service fee that has been paid by the proprietor. The proprietor shall, prior to expiration of the period related to the paid property service fee, pay the next tranche of property service fee to the project owner or the property service enterprise in cash or by cheque or T/T, and accordingly the payee shall issue the formal invoice.

4. Commencement date of property service fee: the commencement date of property service fee shall be the date from which the formal move-in procedures can be performed as indicated on the move-in notice or similar instrument issued by the developer. In the event that a proprietor fails to complete the move-in procedures promptly for his or her own reason, such proprietor shall still pay the property service fee accrued from the said date.

5. If a proprietor fails to pay the due and payable property service fee, such proprietor shall pay the project owner or the property service enterprise the liquidated damages equal to 3% of the payable property service fee per day. Where a proprietor fails to pay the property service fee for more than 6 months after the due date, the project owner or the property service enterprise has the right to publish the overdue payment at obvious positions in the property management area, and where a proprietor owes the due property service fee for more than 12 months, the project owner or the property service enterprise has the right to initiate an action against such proprietor.

81

6. In case of forced change in labor cost as a result of adjustment in unit price of energy fee which is approved by the government or change in the national laws, regulations and policies, the property service rate shall be adjusted following the relevant procedures stipulated by the government.

XXXVIII. Where the proprietor and the house user agree that the property service fee shall be paid by the house user, such agreement shall prevail, in which case the proprietor shall be severally and jointly liable for payment of the property service fee. The proprietor shall immediately notify the property service enterprise in writing of any payment agreement reached by and between the proprietor and the house user.

XXXIX. All proprietors within the property area shall pay, use and manage the specific repair fund as prescribed, and if balance of the fund is less than 30% of the initial collection amount, the proprietors shall contribute to the specific repair fund as prescribed.

XXXX. Where the project owner or the property service enterprise undertakes entrustment with collection and handover for competent governmental or industry authorities, the proprietor shall pay the project owner or property service enterprise the payable fees such as those for water, electricity and gas that are covered by such collection and handover.

Part 9 Other matters

XXXXI. When completing the move-in formalities, a proprietor or house user shall fully complete various forms, and shall provide the property service enterprise with the minimum 2 lawful and valid contact phone numbers so that the property service enterprise could contact the proprietor or house user in case of emergency. The proprietor or house user shall promptly notify the property service enterprise in writing of any change in such phone numbers, otherwise the proprietor or house user shall solely assume any liability and loss incurred in connection with consequential failure of the property service enterprise to contact the proprietor or house user.

XXXXII. A proprietor shall be liable for losses of any other person due to negligence and improper conduct of employee, temporary visitor, contractor, tenant, and agent of such proprietor and any other house user.

XXXXIII. A bulletin board shall be erected within the property area, and the relevant management information the project owner and the property service enterprise announce on such board, and notice or announcement the project owner and the property service enterprise issue to the proprietor shall be deemed to be delivered to all proprietors on the third day as of the date of publicity.

Part 10 Supplementary provisions

XXXIV. In the event that a proprietor, house user, project owner or property service enterprise violates the laws, regulations and this convention, disturbing normal operation of the property or resulting in personal injury or loss of property of the right holder, the infringed party is entitled to initiate a legal action to local people's court with jurisdiction.

82

XXXXV. For the purpose of this convention, the public item and shared facilities and equipment of the property shall mean house, space, site and the relevant facilities and equipment owned or used by several or all proprietors other than the exclusive area of individual proprietor.

XXXXVI. For the purpose of this convention, the house user shall mean family and employee of a proprietor, tenant and its employee, co-user, temporary user, borrower, visitor, and authorized caretaker of the house, and any other person whom is authorized by the proprietor to use such house.

XXXXVII. This convention shall be binding upon proprietors and house users within the property management area only. In case of transfer of this property, effects of this convention shall be extended to the property transferee. Where the house user violates this convention, the proprietor shall be jointly and severally liable for such violation.

XXXXVIII. The project owner shall be entitled to proprietor's rights of and undertake proprietor's obligations in connection with unsold portions and sold but not delivered portions within the property management area.

XXXXIX. The proprietor, project owner and property service enterprise shall hold each copy of this convention.

XXXXX. This convention shall be attached to the Beijing Commodity Housing Presale Contract as an annex thereto, and shall come into force as of the date on which the first Buyer of this property signs the commitment (letter of commitment provided in the annex) and expire on the effective date of the management convention developed by the proprietors meeting.

XXXXXI. If there is any conflict between provisions hereof and the relevant laws and regulations, such provisions shall be null and void without influencing effects of the remaining provisions hereof.

XXXXXII. The person developing this convention shall be bound to interpret this convention. This convention shall not be amended in any way unless the proprietors meeting is established, and the proprietors meeting shall re-consider and re-develop the proprietor management convention after the meeting is established.

83

Annex: Letter of Commitment

Beijing Jingkai·One Center Project

Letter of Commitment for Management Convention

I / our company is the Buyer of Unit No.         of Building B7 of Beijing Jingkai • One Center Project (hereinafter refers to as “this Property”). In order to safeguard the common interests of all the proprietors in this property management area, I / our company agrees and represents as below:

I.	Acknowledges that “the Temporary Management Convention for Beijing Jingkai • One Center Project” (hereinafter refers to as “this Convention”) as stipulated by Beijing Jingkai-Gongda Investment Management Co., Ltd. has been read thoroughly.

II.	Agrees to fulfill, comply with and cause the persons related to this Property fulfill and comply with the all the liabilities and obligations for the proprietors as well as the property users as specified in the Management Convention.

III.	I / our company agrees to assume the corresponding liabilities resulted from breach of this Convention and furthers agrees to assume any joint liability from any action of any user of this Property in breaching of this Convention.

IV.	I / our company agrees to acquire the Letter of Commitment for this Convention executed by successor of this Property at the time of assignment of this Property, and deliver the same to the Project Owner or the property service enterprise, and this Letter of Commitment shall remain in full force and effect until receipt of the successor’s Letter of Commitment by the Project Owner or the property service enterprise.

Promisee (Seal):
/seal/ Tarena Software Technology (Hangzhou) Co., Ltd.
Date of Signature: __________

84

Annex IX: Other Provisions

Supplementary Agreement to Beijing Commodity Housing Presale Contract on Beijing Jingkai • One Center Project

The Seller: Beijing Jingkai-Gongda Investment Management Co., Ltd.

The Buyer: Tarena Software Technology (Hangzhou) Co., Ltd.

Both the Seller and the Buyer agree to enter into and comply with this Supplementary Agreement (hereinafter referred to as “the Supplementary Agreement”) so as to supplement the Beijing Commodity Housing Presale Contract (Contract No.:            , hereinafter referred to as “the Presale Contract”) executed between both parties through friendly negotiation and based on voluntariness with respect to the outstanding issues related to the Presale Contract.

Article 1 Definitions and Interpretations in the Presale Contract

1. “Delivery” as mentioned in the annexes to the Contract shall mean “delivery for use”, and only refer to transfer for occupation and risk transfer of this Commodity Housing, excluding the contents of title transfer and registration of this Commodity Housing to be dealt with by the Buyer.

2. “The Seller shall ‘show’ the relevant documents to the Buyer” as mentioned in the Presale Contract shall mean “that the Seller shall keep the relevant documents at the marketing place or the handover & takeover place of this Commodity Housing and make the same available to the Buyer for consultation other than providing duplicates to the Buyer”; “the Buyer shall ‘show’ the relevant documents to the Seller” shall mean “the Buyer shall show expressly the duplicates of the relevant documents and the Seller shall have the right to consult the same”; “the Seller shall ‘provide’ the relevant documents to the Buyer” shall mean “the Seller shall deliver the data or documents to the Buyer in person or with the mode of service as agreed in this Supplementary Agreement”.

3. “The project quality codes, standards and working drawing design documents issued by the State and Beijing Municipality” as mentioned in the Presale Contract refers to “the mandatory project quality codes, standards and working drawing design documents of the State and Beijing Municipality in effect at the time of design and construction”.

“The orientation of this Commodity Housing” as given in Article 3 of the Presale Contract shall refer to “the orientations of some of the rooms of this Commodity Housing”.

4. “Day” as mentioned in the Presale Contract shall refer to “calendar day”.

5. “The date of duly receipt” as mentioned in the Presale Contract shall refer to:

(1) In case of delivery by mail, the 5th day after the date of delivery by mail shall be deemed as the date of duly receipt.

(2) In case of delivery by courier, in person or taking delivery by the assigned person, the date of receipt as indicated on the receipt form shall be deemed as the date of duly receipt; when no receipt form is made, the date given on the letter shall be deemed as the date of duly receipt.

(3) In case of transmission by fax or email, the second day after the date indicated on the notice shall be deemed as the date of duly receipt.

85

Article 2 Supplementary Provisions for House Delivery

1. In case the Buyer asserts its right for sales return of the commodity housing to the Seller for reason that the commodity housing has serious quality defect(s) in accordance with the relevant provisions as given in the Presale Contract, the Buyer shall show the valid testing report as issued by a statutory appraisal agency within 60 days (including the 60th day) after the date of handover of the commodity housing by the Seller. Any failure to show or being unable to show within the said deadline shall be deemed as the commodity housing is acceptable in quality, and the Buyer has waived its right for asserting sales return, in this case, the Presale Contract shall continue to be fulfilled and Buyer shall not assert its right for sales return to the Seller according to these provisions. The Buyer shall assume the responsibility for not taking delivery of the commodity housing in time if it has rejected to take over this Commodity Housing.

In case the Buyer asserts its right for sales return of the commodity housing to the Seller according to the provisions as given under Article 17 (2) of the Presale Contract, the Buyer shall show the valid testing report as issued by a statutory appraisal agency within 60 days (including the 60th day) after the date of handover of the commodity housing by the Seller. Any failure to show or being unable to show within the said deadline shall be deemed as the commodity housing is acceptable in indoor air quality. In this case, the Buyer shall assume the responsibility for not taking delivery of the commodity housing in time.

Air quality measure shall be based on the initial state of the Commodity Housing at the time of delivery. The Seller shall assume no responsibility for any non-conformity with the standards of the state with respect to indoor air quality after the Buyer has made any decoration or transformation to the Commodity Housing.

2. Unless otherwise agreed between both parties, the Seller shall deliver this Commodity Housing to the Buyer at the time as specified in the Presale Contract. In case the delivery conditions for this Commodity Housing as specified in the Presale Contract have been satisfied ahead of the time as specified, the Seller can make delivery ahead of the time as specified, and the date of taking delivery shall be the date as indicated on the written document “Notice on Taking Delivery” issued by the Seller to notify the Buyer to handle the relevant formalities and take over the Commodity Housing.

3. For any Commodity Housing of which the acceptance and registration formalities upon project completion have been satisfied, if the Commodity Housing is defective identified at the time of taking delivery, the Buyer shall reject this Commodity Housing by virtue of the said defect. The Seller shall assume its obligations for warranty and maintenance, but not bear any liability for breach of contract due to late delivery.

4. After actual delivery of this Commodity Housing by the Buyer, any occupation and damage to this Commodity Housing by any other person, and damage to the devices and equipment of the property shall be under the responsibility of the Buyer.

5. The Buyer shall pay up the taxes as specified in Article 16(5) of the Presale Contract before the formalities of taking over the keys. The Seller may have the right to refuse to handle the formalities of handing over the keys to the Buyer if the Buyer has not paid of the above taxes.

86

Article 3 Property Management Service Related to this Commodity Housing

1. The Buyer agrees that the Seller will select or replace a property management company to exercise property management by law before formal establishment of the Proprietors Committees. After formal establishment of the Proprietors Committees, the Proprietors Committees shall have the right to further employ the existing property service enterprise or select another property management entity by law.

2. If the Buyer carries out decoration on this Commodity Housing by itself after the occupancy formalities, it shall comply with “the Temporary Management Convention for Beijing Jingkai • One Center Project”, and shall not make any damage to this Commodity Housing and bring any nuisance to the proprietors in the vicinity.

3. The Buyer shall not use this property for other purposes other than those specified in the Presale Contract.

Article 4 Special Provisions for Cancellation of the Presale Contract

l. In case of occurrence of any circumstance in which the Buyer shall be entitled to terminate the contract due to the Seller’s default as specified in the Presale Contract, the Buyer shall issue a written notice for cancellation of the Presale Contract to the Seller within 60 days (including the 60th day) after occurrence of the said circumstance. The Buyer’s failure’s to do so shall be deemed as the Buyer has waived its right for cancellation of the contract and agreement to further fulfillment of the Presale Contract.

2. In case of occurrence of any circumstance which may lead to cancellation of the contract by either party as referred in the Presale Contract as well as this Supplementary Agreement, the Buyer shall issue its written application for cancellation of the contract to the Seller, then, execute the Agreement on Cancellation of the Commodity Housing Presale Contract within 5 days after delivery of the said application, and assist the Seller to complete all the formalities for cancellation of the presale contract for this Commodity Housing at the competent government authorities, otherwise, the Buyer shall pay liquidated damages to the Seller at 2/10000 of the total price of this Commodity Housing to the Seller per each day’s delay in payment (excluding the delay caused by the Seller).

Article 5 Notification

l. The Buyer shall provide its correct contact information in detail (including the address, telephone, fax and contact person, etc.) to the Buyer at the time of concluding the Presale Contract, and issue its written notice to the Seller within 7 days after any change to the said address or any other contact information, otherwise, the original contact information provided by the Buyer shall further remain in effect, and the Seller shall assume no legal liability for the Buyer’s not receiving any relevant notice from the Seller due to change to the Buyer’s contact information.

2. According to the Presale Contract and this Agreement, important documents such as any notice from one party to the other party shall be delivered to the address as specified in the Presale Contract as well as this Agreement or otherwise given by the written notice from the other party.

87

Article 6 Other Provisions

l. The Seller’s sales advertisement and publicity presentation materials (including but not limited to postings, brochures, sand table, models and advertisements, etc.) for this Commodity Housing shall not be deemed as a contractual offer, and the rights and obligations of both parties shall be based on the provisions as specified in the Presale Contract as well as the corresponding supplementary agreements. The Seller shall not assume any liability for any matter which has not been agreed between both parties in the Presale Contract (including but not limited to any oral promise, recommendation and publicity made by the Seller as well as its staff).

2. If a fire sprinkler system is provided in the commodity housing purchased by the Buyer, when performing fine decoration on the commodity housing after purchase, the Buyer shall comply with the requirements as specified in the relevant laws, regulations and codes of the state.

3. The Seller shall be responsible for warranty of this Commodity Housing according to Article 18 of the Presale Contract, Nevertheless, the Seller shall not be responsible for any damage due to any force majeure event or modification out of artificial reasons or any defect upon expiry of the warranty period which shall be under the Buyer’s responsibility. In addition, the Seller shall not take any warranty obligation for any change to the original state of this Commodity Housing caused by decoration by the Buyer.

4. The Presale Contract (including the annexes as well as this Supplementary Agreement) shall constitute all the contents with respect to selling and purchase of this Commodity Housing between the Buyer and the Seller and supersede all the previous agreements made between both parties and all the literal and picture materials provided by the Seller immediately upon execution. This Supplementary Agreement and the Presale Contract shall have equal legal effect. This Supplementary Agreement shall prevail in case of any conflict between the provisions in this Supplementary Agreement and the Presale Contract.

Article 7 Special Provisions

1. After purchase of this Commodity Housing, this Commodity Housing can be only used by the legal entity which has been registered at Beijing Economic-Technological Development Area.

2. When handling the title transfer and registration processes related to this Commodity Housing by the Buyer and the Seller, both parties shall execute the relevant legal documents as required by the title registration authority, and shall comply with the relevant conditions and requirements as imposed by the competent government authority. In case that the title certificate of this Commodity Housing has not been obtained on time at the Buyer’s fault (including but not limited to that the Buyer has not satisfied the relevant requirements for admission to the development area, the Buyer has failed to pay the relevant taxes, provide the relevant information and execute the legal documents necessary for handling the property right according to the Seller’s requirements, etc.), the Buyer shall assume the liability and Seller shall not assume any liability for breach of the contract.

3. Agreement on “Specialized Housing Maintenance Funds”

88

The Buyer agrees that the Buyer shall be liable to pay the public maintenance cost in full and in time at the amount and due time as given in the written notice from the property service enterprise when the public locations and public facilities and devices in the area where this Commodity Housing is located require maintenance, renewal or reconstruction upon expiry of the warranty period.

4. The Seller shall issue the VAT invoice in full to the Buyer within 60 days after the Buyer has completed registration of the new company (i.e. the property owner of this house) and the Seller has received the purchase price in full.

5. “The Buyer” in the Beijing Commodity Housing Presale Contract as well as its annexes and this Supplementary Agreement shall refer to the Buyer or any company under the same control.

Seller (Seal)	Buyer (Seal)
/seal/ Beijing Jingkai-Gongda Investment	/seal/ Tarena Software Technology (Hangzhou) Co., Ltd.
Management Co., Ltd.

Date:	Date: November 5, 2016

89